Exhibit 10.8

EXECUTION VERSION

INDENTURE

Dated as of May 6, 2015

between

JLL/Delta dutch pledgeco b.v.,

and

The Bank of New York Mellon,
as Trustee

8.75%/9.50% Senior PIK Toggle Notes due 2020

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ARTICLE 4

COVENANTS

Section 4.01	Payment of Notes	64
Section 4.02	Maintenance of Office or Agency	64
Section 4.03	Reports and Other Information	65
Section 4.04	Compliance Certificate	67
Section 4.05	Taxes	67
Section 4.06	Stay, Extension and Usury Laws	67
Section 4.07	Limitation on Restricted Payments	68
Section 4.08	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries	74
Section 4.09	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock	79
Section 4.10	Asset Sales	76
Section 4.11	Transactions with Affiliates	79
Section 4.12	Liens	81
Section 4.13	Corporate Existence	81
Section 4.14	Offer to Repurchase Upon Change of Control	81
Section 4.15	Additional Guarantees	83
Section 4.16	Suspension of Covenants	84
Section 4.17	Withholding Taxes	85

ARTICLE 5

SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of All or Substantially All Assets	98
Section 5.02	Successor Corporation Substituted	100

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01	Events of Default	101
Section 6.02	Acceleration	103
Section 6.03	Other Remedies	103
Section 6.04	Waiver of Past Defaults	104
Section 6.05	Control by Majority	104
Section 6.06	Limitation on Suits	104
Section 6.07	Rights of Holders to Receive Payment	105
Section 6.08	Collection Suit by Trustee	105
Section 6.09	Restoration of Rights and Remedies	105
Section 6.10	Rights and Remedies Cumulative	105
Section 6.11	Delay or Omission Not Waiver	105
Section 6.12	Trustee May File Proofs of Claim	106
Section 6.13	Priorities	106
Section 6.14	Undertaking for Costs	106

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ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge	123
Section 11.02	Application of Trust Money	124

ARTICLE 12

MISCELLANEOUS

Section 12.01	Notices	125
Section 12.02	Certificate and Opinion as to Conditions Precedent	126
Section 12.03	Statements Required in Certificate or Opinion	126
Section 12.04	Rules by Trustee and Agents	127
Section 12.05	No Personal Liability of Directors, Officers, Employees, Partners and Stockholders	127
Section 12.06	Governing Law	127
Section 12.07	Waiver of Jury Trial	127
Section 12.08	Force Majeure	127
Section 12.09	No Adverse Interpretation of Other Agreements	127
Section 12.10	Successors	127
Section 12.11	Severability	128
Section 12.12	Counterpart Originals	128
Section 12.13	Table of Contents, Headings	128
Section 12.14	Currency of Account; Conversion of Currency; Foreign Exchange Restrictions	128
Section 12.15	Agent for Service; Submission to Jurisdiction; Waiver of Immunity	130
Section 12.16	U.S.A. Patriot Act	130

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D-1	Form of Supplemental Indenture to Be Delivered by Guarantors that are not Austrian Guarantors
Exhibit D-2	Form of Supplemental Indenture to Be Delivered by Austrian Guarantors

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INDENTURE, dated as of May 6, 2015, between JLL/Delta Dutch Pledgeco B.V., a private company with limited liability organized under the laws of the Netherlands and having its corporate seat in Amsterdam, the Netherlands (the “Issuer”) and The Bank of New York Mellon, as Trustee.

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the creation of an issue of $550,000,000 aggregate principal amount of 8.75%/9.50% Senior PIK Toggle Notes due 2020 (the “Initial Notes”); and

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders.

ARTICLE 1

DEFINITIONS

Section 1.01         Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)          Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2)          Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.01, 2.15 and 4.09, as part of the same series as the Initial Notes (other than PIK Notes issued in a PIK Payment).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)          1.0% of the principal amount of such Note; and

(2)          the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at May 1, 2016 (such redemption price being set forth in the table appearing under Section 3.07(b)), plus (ii) all required interest payments due on such Note through May 1, 2016 (excluding accrued but unpaid interest to the Redemption Date), and assuming that the interest rate on the Notes for the period from the redemption date through May 1, 2016 will be the rate for Cash Interest computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Applicable Procedures” means, with respect to beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream.

“Asset Sale” means:

(1)          the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of the Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2)          the issuance or sale of Equity Interests of any Restricted Subsidiary (other than non-voting Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.09), whether in a single transaction or a series of related transactions;

in each case, other than:

(a)          any disposition of obsolete, damaged or worn out property or equipment or other assets in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used or useful in the ordinary course of business;

(b)          the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described under Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c)          the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07;

(d)          any disposition of assets of the Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $25,000,000;

(e)          any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

(f)           the lease, assignment, sub-lease, license or sub-license of any real or personal property;

(g)          any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h)         foreclosures, condemnation or any similar action on assets or the granting of Liens, in each case, not prohibited by this Indenture;

(i)          sales of accounts or loans receivable, or participations therein, in connection with any Receivables Facility;

(j)          any financing transaction with respect to property constructed or acquired by the Issuer or any Restricted Subsidiary after the OpCo Release Date, including Sale and Lease-Back Transactions and asset securitizations permitted by this Indenture;

(k)         any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(l)          the sale or discount of inventory, accounts or loans receivable or notes receivable in the ordinary course of business or the conversion of accounts or loans receivable to notes receivable;

(m)        the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business or that is immaterial;

(n)         the unwinding of any Hedging Obligations;

(o)         sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(p)         the lapse or abandonment of intellectual property rights in the ordinary course of business, that, in the reasonable good faith determination of the Issuer, are not material to the conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

(q)         the issuance of directors’ qualifying shares and shares issued to foreign nationals, in each case, as required by applicable law; and

(r)          the sale or other disposition of cash, Cash Equivalents or Investment Grade Securities.

In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Issuer, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that if such interest rate cannot be determined in accordance with GAAP, the present value shall be discounted at the interest rate borne by the Notes with respect to any Cash Interest, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Austrian Guarantors” means the Guarantors, if any, that are organized in the Republic of Austria.

“Austrian Supplemental Indenture” means the supplemental indenture to be delivered by the Austrian Guarantors (if any), in the form attached as Exhibit D-2 hereto.

“Banking Product Obligations” means, with respect to the Issuer or any Restricted Subsidiary, any obligations of the Issuer or such Restricted Subsidiary owed to any Person in respect of treasury management services (including, without limitation, services in connection with operating, collections, payroll, trust, electronic funds transfer or other depository or disbursement accounts, including automated clearinghouse transactions, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depositary, information reporting, lock-box and stop payment services), commercial credit card and merchant card services, stored value card services, other cash management services, or lock-box leases and other banking products or services related to any of the foregoing.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code, the Dutch Bankruptcy Act and any similar federal, state or foreign law for the relief of debtors.

“Banner Assets” means assets constituting the Banner Life Sciences business substantially consistent with the description thereof in the Offering Memorandum or the equity interests of one or more entities, the assets of which are substantially consistent with the Banner Life Sciences business as so described.

“Board,” with respect to a Person, means the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body).

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means:

(1)         in the case of a corporation, corporate stock;

(2)         in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)         in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)         any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations in respect of a lease, whether entered into before or after the Issue Date, that are characterized or are subsequently recharacterized as a Capitalized Lease Obligation due to a change in GAAP or IFRS, as applicable, after the Issue Date, shall not be treated as a Capitalized Lease Obligation but shall instead be treated as it would have been in accordance with GAAP or IFRS, as applicable, as in effect on the OpCo Release Date.

“Cash Equivalents” means:

(1)          U.S. dollars or Canadian dollars;

(2)          (a) euro, pounds sterling or any national currency of any participating member state of the EMU; or

(b)          in the case of the Issuer or a Restricted Subsidiary, such local currencies held by the Issuer and/or such Restricted Subsidiary from time to time in the ordinary course of business;

(3)          securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government, the government of the United Kingdom, the government of Canada or any country that is a member state of the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(4)          certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent thereof as of the date of determination) in the case of non-U.S. banks (any such bank, an “Approved Bank”);

(5)          repurchase obligations for underlying securities of the types described in clause (3) or (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)          commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof;

(7)          investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (1) through (5) above;

(8)          investments in money market funds access to which is provided as part of “sweep” accounts maintained with a Lender or an Approved Bank;

(9)          marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 12 months after the date of acquisition thereof;

(10)        Indebtedness or Preferred Stock issued by Persons (other than the Issuer or any Affiliate of the Issuer) with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition;

(11)        Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(12)        investments in industrial development revenue bonds that (A) “re-set” interest rates not less frequently than quarterly, (B) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (C) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by an Approved Bank; and

(13)        investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (12) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) or (2) above, provided that such amounts are converted into any currency described in either clause (1) or (2) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1)          the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(2)          the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Issuer or any Parent Entity holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer; or

(3)          the Issuer ceases to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, 100% of the issued and outstanding Capital Stock of OpCo (or any successor thereto to the extent OpCo is consolidated into or merged with or into such Person in accordance with the terms of this Indenture) other than in a transaction in which OpCo is merged with or into the Issuer in accordance with the terms of this Indenture.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination Transactions” means the “Combination Transactions” as described in the Offering Memorandum under “Summary—The Combination Transactions.”

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs and amortization of capitalized software expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated First Lien Debt Ratio” means, as of any date of determination, the ratio of (1) the aggregate principal amount of First Lien Secured Indebtedness of the Issuer and the Restricted Subsidiaries on a consolidated basis as of such date of determination minus unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries (including, for the avoidance of doubt, any cash and Cash Equivalents held by the Issuer and the Restricted Subsidiaries that are restricted in favor of the administrative agent or any other applicable collateral agent in respect of the obligations of the borrowers under the Senior Credit Facilities), in each case, as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the applicable calculation date to (2) EBITDA of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to First Lien Secured Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)          consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including (a) accrual of original issue discount that resulted from the issuance of Indebtedness at less than or greater than par, as applicable, other than with respect to Indebtedness issued in connection with the Transactions, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to (1) the gain or loss, on or prior to the OpCo Release Date or in connection with the Transactions, of hedge accounting treatment with respect to Hedging Obligations pursuant to GAAP and (2) the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (q) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including, without limitation, any Indebtedness issued in connection with the Transactions, (r) penalties and interest relating to taxes, (s) any “additional interest” relating to customary registration rights with respect to other securities, (t) non-cash interest expense attributable to movement in mark-to-market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder and under GAAP), (u) accretion or accrual of discounts with respect to liabilities not constituting Indebtedness, (v) interest expense attributable to a Parent Entity of such Person but appearing on such Person’s income statement solely as a result of the application of push-down accounting, (w) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and, with respect to Indebtedness issued in connection with the Transactions, original issue discount, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2)          consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)          interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income attributable to such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1)          any after-tax effect of extraordinary, non-recurring or unusual gains, losses or charges (including all fees and expenses relating to any such gains, losses or charges) or expenses (including relating to the Transactions), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2)          the cumulative effect of a change in accounting principles during such period and changes as a result of the adoption or modification of accounting policies shall be excluded,

(3)          any after-tax effect of income (loss) from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded,

(4)          any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5)          the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6)          solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 4.07(a) the Net Income for such period of any Restricted Subsidiary of such Person (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders, unless all such restrictions with respect to the payment of dividends or similar distributions (x) have been legally waived or (y) is permitted by Section 4.08; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7)          effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in the inventory, property and equipment, software, goodwill and other intangible assets and in process research and development, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Combination Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8)          any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) shall be excluded,

(9)          any impairment charge, asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in the law or regulation, the amortization of intangibles, and the effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates), in each case, pursuant to GAAP, (excluding any non-cash item to the extent it represents an accrual or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded,

(10)        any (i) non-cash compensation charge or expense related to the grants of stock appreciation or similar rights, phantom equity stock options, restricted stock or other rights and (ii) income (loss) attributable to deferred compensation plans or trusts shall be excluded,

(11)        (i) any net gain or loss resulting in such period from currency transaction or translation gains or losses related to currency remeasurements (including any net loss or gain resulting from hedge agreements for currency exchange risk) and (ii) any income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items and to Hedging Obligations shall be excluded,

(12)        any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such item, shall be excluded,

(13)        losses and expenses with respect to liability or casualty events shall be excluded to the extent covered by insurance or indemnification and actually reimbursed or, other than for purposes of Section 4.07, so long as such Person has made a determination that there exists reasonable evidence that such amount shall in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days),

(14)        any non-cash interest expense and non-cash interest income, in each case to the extent there is no associated scheduled cash disbursement or receipt, as the case may be, before the earlier of the maturity date of the Notes and the date on which all the Notes cease to be outstanding, shall be excluded, and

(15)        any amortization of deferred financing fees or costs incurred on or prior to the Issue Date, or in connection with the Transactions, shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.07 only (other than clause (3)(d) of Section 4.07(a)), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by such Person and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from such Person and its Restricted Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by such Person or any of its Restricted Subsidiaries or any sale of the stock of an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of Section 4.07(a).

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens on the collateral securing the Senior Credit Facilities as of such date of determination minus unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries (including, for the avoidance of doubt, any cash and Cash Equivalents held by the Issuer and its Restricted Subsidiaries that are restricted in favor of the administrative agent or any other applicable collateral agent in respect of the obligations of the borrowers under the Senior Credit Facilities), in each case, as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the applicable calculation date to (2) EBITDA of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness that is secured by Liens and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”.

“Consolidated Total Debt Ratio” means, with respect to any Person as of any date of determination, the ratio of (1) Consolidated Total Indebtedness minus cash and Cash Equivalents of such Person and its Restricted Subsidiaries (including, for the avoidance of doubt, any cash and Cash Equivalents held by such Person and its Restricted Subsidiaries that are restricted in favor of the administrative agent or any other applicable collateral agent in respect of the obligations of the borrowers under the Senior Credit Facilities), in each case, as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the applicable calculation date to (2) EBITDA of such Person for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness, cash, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”.

“Consolidated Total Indebtedness” means, with respect to any Person as of any date of determination, an amount equal to the sum of (1) the aggregate principal amount of all Indebtedness of such Person and its Restricted Subsidiaries outstanding on such date on the consolidated balance sheet of such Person, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Combination Transactions or any acquisition permitted under this Indenture) consisting only of (a) Indebtedness for borrowed money, (b) the principal component of all Capitalized Lease Obligations and (c) debt obligations evidenced by promissory notes or similar instruments (for the avoidance of doubt, excluding (A) Hedging Obligations and (B) performance bonds or any similar instruments) and (2) the aggregate amount of all outstanding Disqualified Stock of such Person and all Preferred Stock of such Person’s Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Board of the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)          to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)          to advance or supply funds

(a)          for the purchase or payment of any such primary obligation, or

(b)          to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)          to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at the address of the Trustee specified in Section 12.01, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Agreement” means the credit agreement dated as of March 11, 2014 (as amended by amendment no. 1 to credit agreement and incremental term loan assumption agreement, dated as of September 29, 2014, amendment no. 2 to credit agreement and incremental term loan assumption agreement, dated as of March 31, 2015 and as further amended, supplemented or otherwise modified from time to time), among OpCo, the other borrowers party thereto, UBS AG, Stamford Branch, as administrative agent, collateral agent and letter of credit issuer, each lender from time to time party thereto and the other parties party thereto.

“Credit Facilities” means, with respect to the Issuer or any of the Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements with respect to any obligations in respect of Indebtedness, including, without limitation, commercial paper facilities, indentures, revolving credit loans, term loans, letters of credit or other long term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that exchange, replace, refund, refinance, extend, renew, restate, amend, supplement or modify any part of the loans, notes, other credit facilities or commitments thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Custodian” means the Trustee, as custodian for the Depository with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c), substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer, a Restricted Subsidiary or any Parent Entity (in each case other than Disqualified Stock) that is issued for cash (other than to the Issuer or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable Parent Entity, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 4.07(a).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise (other than solely as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the Notes and the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds, investment vehicles or immediate family members) of the Issuer, any of its Subsidiaries or any Parent Entity shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries upon the termination of employment or death of such person pursuant to any stockholders’ agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement.

“Dividend Transactions” means the offering of the Notes and the use of proceeds therefrom as described in the Offering Memorandum under “Use of proceeds.”

“DSM” means Koninklijke DSM N.V. or any successor thereto by merger, operation of law or otherwise.

“Dutch Bankruptcy Act” means the Wet op het faillissement en de surceance van betaling, as amended and restated from time to time.

“EBITDA” means, with respect to any Person and its Restricted Subsidiaries for any period, the Consolidated Net Income of such Person for such period,

(1)          increased (without duplication) by the following in each case to the extent deducted (and not added back) in computing Consolidated Net Income:

(a)          provision for taxes based on income or profits or capital, including, without limitation, U.S. federal, provincial, territorial, foreign, state, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period (including in respect of repatriated funds and any penalties and interest related to such taxes), in each case, of such Person or any of its Restricted Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto); plus

(b)          Fixed Charges of such Person and its Restricted Subsidiaries for such period, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses 1(q) through 1(z) thereof; plus

(c)          Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d)          any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Transactions, and (ii) any amendment or other modification of the Notes, the Senior Credit Facilities, the OpCo Notes or other Indebtedness; plus

(e)          the amount of any restructuring charge or reserve or non-recurring integration charges, accruals or reserves (including retention costs, severance costs, systems development and establishment costs, costs associated with office and facility openings, closings and consolidations, and relocation costs, conversion costs, excess pension charges, curtailments and modifications to pension and post-retirement employee benefit plan costs or charges, contract termination costs, expenses attributable to the implementation of cost savings initiatives and professional and consulting fees), including any one-time costs incurred in connection with acquisitions after the OpCo Release Date; plus

(f)          any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (excluding any non-cash item to the extent it represents an accrual or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed, and excluding amortization of any prepaid cash item that was paid in a prior period); plus

(g)          the amount of any non-controlling interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary of such Person, excluding cash distributions made or declared in respect of any such minority equity interests of third parties; plus

(h)          Board fees, management, monitoring, consulting and advisory fees, indemnities and related expenses paid to the Investors or accrued to the extent otherwise permitted to be paid or accrued under Section 4.11; plus

(i)           the amount of net cost savings resulting from specified actions that have been taken, which net cost savings are projected by such Person in good faith to be realized within (i) in the case of cost savings in connection with the Combination Transactions, 24 months following the OpCo Release Date and (ii) in the case of any other cost savings resulting from specified actions that have been taken, 18 months following the date of determination (calculated on a pro forma basis as though such net cost savings had been realized on the first day of such period), with such amount of net cost savings being reduced by the amount of net cost savings actually realized during such period from any such specified actions that have already been taken; provided that (w) such projected net cost savings shall be set forth in an Officer’s Certificate delivered to the Trustee that certifies that such projected net cost savings meet the criteria of this clause (i), (x) such net cost savings are reasonably identifiable and quantifiable, and (y) no net cost savings shall be added pursuant to this clause (i) to the extent they are duplicative of any expenses or charges relating to such net cost savings that are added pursuant to clause (e) above; provided further that any additions made pursuant to this clause (i) may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the third paragraph of the definition of “Fixed Charge Coverage Ratio”; plus

(j)           the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(k)          any costs or expense incurred by such Person or a Restricted Subsidiary thereof pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock and Designated Preferred Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of Section 4.07(a); plus

(l)           the amount of expenses relating to payments made to option holders of such Person or any Parent Entity thereof in connection with, or as a result of, any distribution being made to shareholders of such Person or any Parent Entity thereof which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, but only to the extent such distributions to shareholders are permitted under this Indenture; plus

(m)         proceeds from business interruption insurance (to the extent such proceeds are not reflected as revenue or income in computing Consolidated Net Income and only to the extent the losses or other reduction of net income to which such proceeds are attributable are not otherwise added back in computing Consolidated Net Income or EBITDA); plus

(n)          any net gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification 815; and

(2)          decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (2) for any previous period and not otherwise added back to EBITDA, EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common equity or Preferred Stock (excluding Designated Preferred Stock) of the Issuer or any Parent Entity (excluding Disqualified Stock), other than:

(1)          (i) public offerings with respect to the Issuer’s or any Parent Entity’s common stock registered on Form S-8 (or comparable form) or (ii) any sale or issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees;

(2)          issuances to any Subsidiary of the Issuer; and

(3)          any such public or private sale that constitutes an Excluded Contribution.

“Equity Restricted Payment” means, directly or indirectly, each of (1) the payment of any cash dividend and/or the making of any cash payment or distribution on or in respect of the Issuer’s Equity Interests or (2) the purchase, redemption, defeasance or other acquisition or retirement for cash of any Equity Interests of the Issuer or any Parent Entity to the extent, in the case of any of clauses (1) or (2) of this definition, by means of utilization of (A) the Available Amount (defined under Section 4.07(a)) or (B) the exception provided by Section 4.07(b)(16).

“euro” means the single currency of participating member states of the EMU.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means the net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after the OpCo Release Date from:

(1)          contributions to its common equity capital, and

(2)          the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of Section 4.07(a).

“fair market value” means, with respect to any asset, liability or Investment, the fair market value of such asset, liability or Investment as determined by the Issuer in good faith.

“First Lien Secured Indebtedness” means any Indebtedness of the Issuer and any of the Restricted Subsidiaries on a consolidated basis secured by a first priority Lien on the collateral securing the Senior Credit Facilities.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that such Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness or issues, redeems or repurchases Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance, redemption or repurchase of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by such Person or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into such Person or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of such Person and shall be made in accordance with Article 11 of Regulation S-X. In addition to pro forma adjustments made in accordance with Article 11 of Regulation S-X, pro forma calculations may also include operating expense reductions and operating improvements or synergies for such period resulting from any Asset Sale or other disposition or acquisition, Investment, merger, amalgamation, consolidation or discontinued operation (as determined in accordance with GAAP) for which pro forma effect is being given (A) have been realized or (B) are reasonably expected to be realizable within (i) in the case of any operating expense reductions and operating improvements or synergies in connection with the Combination Transactions, 24 months of the OpCo Release Date and (ii) in the case of any operating expense reductions and operating improvements or synergies resulting from such other transactions, 18 months of the date of such transaction; provided that (w) any pro forma adjustments made pursuant to this sentence shall be set forth in an Officer’s Certificate delivered to the Trustee that certifies that such cost savings, improvements or synergies meet the criteria set forth in this paragraph, (x) such cost savings, improvements or synergies are reasonably identifiable and quantifiable, (y) no cost savings, improvements or synergies shall be given pro forma effect to the extent duplicative of any expenses or charges relating to such cost savings, improvements or synergies that are added back pursuant to the definition of EBITDA and (z) cost savings, improvements or synergies given pro forma effect shall not include any cost savings, improvements or synergies related to the combination of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary or combined with the operations of such Person or any Restricted Subsidiary thereof. Such pro forma adjustments may be incremental to (but not duplicative of) additions made to EBITDA pursuant to clause (i) of the definition thereof. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, except as set forth in the first paragraph of this definition, interest on any Indebtedness under a revolving credit facility being given pro forma effect to shall be computed based upon the average daily balance of such Indebtedness during the applicable period (but excluding any such Indebtedness that has been permanently repaid during the applicable period (with a corresponding reduction in commitments) and not replaced prior to the end of such period). Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as such Person may designate. Notwithstanding anything to the contrary in this definition or in any classification under GAAP, any Person, business, assets or operations in respect of which a definitive agreement for the asset sale, transfer, disposition or lease thereof has been entered into as discontinued operations, no pro forma effect shall be given to the classification thereof as discontinued operations (and the consolidated EBITDA or any component thereof attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such asset sale, transfer, disposition or lease shall have been consummated.

“Fixed Charges” means, with respect to any Person for any period, without duplication, the sum of:

(1)          Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period;

(2)          all cash dividends or other distributions paid during such period (excluding items eliminated in consolidation) (i) on any series of Preferred Stock of such Person and any of its Restricted Subsidiaries and (ii) to finance dividends or distributions paid on any series of Designated Preferred Stock of any Parent Entity of such Person; and

(3)          all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries during such period.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are in effect from time to time, it being understood that, for purposes of this Indenture, all references to codified accounting standards specifically named in this Indenture shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP. At any time after the Issue Date, the Issuer may elect, for all purposes of this Indenture, to apply IFRS accounting principles in lieu of U.S. GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect from time to time; provided that (1) any such election, once made, shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to this Indenture shall be prepared on the basis of IFRS, (3) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Indenture shall be computed in conformity with IFRS with retroactive effect being given thereto assuming that such election had been made on the Issue Date, (4) such election shall not have the effect of rendering invalid any payment or Investment made prior to the date of such election pursuant to Section 4.07 or any incurrence of Indebtedness incurred prior to the date of such election pursuant to Section 4.09 (or any other action conditioned on (x) the Issuer having been able to incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of Section 4.09(a) or such Fixed Charge Coverage Ratio not decreasing and (y) OpCo having been able to incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (ii) of Section 4.09(a) or such Fixed Charge Coverage Ratio not decreasing) if such payment, Investment, incurrence or other action was valid under this Indenture on the date made, incurred or taken, as the case may be, (5) all accounting terms and references in this Indenture to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS and (6) in no event, regardless of the principles of IFRS in effect on the date of such election, shall any liabilities attributable to an operating lease be treated as Indebtedness nor shall any expenses attributable to payments made under an operating lease be treated, in whole or in part, as interest expense. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders promptly after having made such election (and in any event, within 15 days thereof). For the avoidance of doubt, solely making an election (without any other action) referred to in this definition shall not be treated as an incurrence of Indebtedness.

“General Guarantor Supplemental Indenture” means the supplemental indenture to be delivered by Guarantors (if any) that are not Austrian Guarantors, in the form attached as Exhibit D-1 hereto.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b) or 2.06(d).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, global tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or global powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Government Securities” means securities that are:

(1)          direct obligations of the United States for the timely payment of which its full faith and credit is pledged; or

(2)          obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture and the Notes.

“Guarantor” means each Subsidiary of the Issuer that after the Issue Date guarantees the Notes in accordance with the terms of this Indenture, until, in each case, such Person is released from the guarantee of the Notes in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“holder” means, with reference to any Indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such Indebtedness or Obligations, and, in the case of Hedging Obligations, any counter-party to such Hedging Obligations.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“IFRS” means the international financial reporting standards and interpretations issued by the International Accounting Standards Board.

“Indebtedness” means, with respect to any Person, without duplication:

(1)          any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)          in respect of borrowed money;

(b)          evidenced by bonds, notes, debentures or similar instruments or reimbursement obligations in respect of letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)          representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until after 30 days of becoming due and payable, has not been paid and such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(d)          representing any Hedging Obligations; or

(e)          obligations under a Receivables Facility;

if and to the extent that any of the foregoing Indebtedness in any of clauses (a) through (e) above (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any Parent Entity of such Person that is non-recourse to such Person and all of its Restricted Subsidiaries but that appears on the consolidated balance sheet of such Person solely by reason of push-down accounting under GAAP shall be excluded;

(2)          all Attributable Debt in respect of Sale and Lease-Back Transactions entered into by such Person;

(3)          to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) above of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(4)          to the extent not otherwise included, the obligations of the type referred to in clause (1) or (2) above of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that the amount of such Indebtedness shall be the lesser of (i) the fair market value of such assets at such date of determination and (ii) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business; (b) accrued expenses, royalties and trade payables; and (c) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 90 days.

“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged and that is not an Affiliate of the Issuer.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Initial Purchasers” means J.P. Morgan Securities LLC, UBS Securities LLC, Jefferies LLC, KeyBanc Capital Markets Inc. and Morgan Stanley & Co. LLC.

“interest” with respect to the Notes means interest with respect thereto.

“Interest Payment Date” means May 1 and November 1 of each year to stated maturity.

“Investment Grade Rating” means (1) a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or (2) a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P and an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)          securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)          debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries; or

(3)          investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution.

“Investments” means, with respect to any Person, all investments, direct or indirect, by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts or loans receivable, trade credit, advances to customers, and commission, travel and similar advances to officers and employees, in each case made or arising in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07:

(1)          “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)          the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b)          the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)          any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of the Issuer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, return of capital or repayment received in cash by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investors” means (i) JLL Partners, Inc. and (ii) DSM and any Parent Entity of DSM, and, in the case of clauses (i) and (ii), any funds, partnerships or other investment vehicles or Subsidiaries managed or directly or indirectly controlled by either of them, but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means May 6, 2015.

“Issuer” has the meaning set forth in the recitals hereto.

“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer and delivered to the Trustee.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the state in which the principal corporate office of the Trustee and the Paying Agent are located.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Guarantees” means the Guarantees of the Limited Guarantors, subject to the limitations provided for in the applicable Supplemental Indenture.

“Limited Guarantors” means each Guarantor organized or formed in Austria, and each Guarantor organized in any other jurisdiction (excluding the United States (including Puerto Rico), Canada, the United Kingdom, the Netherlands and the Cayman Islands) the Guarantee of which has been limited pursuant to Section 4.15.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of the Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of:

(1)          the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(2)          amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness secured by the assets subject to such Asset Sale or Indebtedness of any Restricted Subsidiary, in each case, that is required (other than required by Section 4.10) to be paid as a result of such transaction; and

(3)          any deduction of appropriate amounts to be provided by the Issuer or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of the Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued.

“Notes Documents” means the Notes, the Guarantees and this Indenture.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, provincial, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final offering memorandum, dated April 29, 2015, relating to the offering of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any director, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary of the Issuer or of any other Person, as the case may be and, in the case of the Issuer, any director, or any attorney in fact duly authorized in writing by both a Class A Director and a Class B Director of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of any other Person, as the case may be, and delivered to the Trustee.

“OpCo” means DPx Holdings B.V., a private company with limited liability organized under the laws of the Netherlands and having its corporate seat in Amsterdam, the Netherlands.

“OpCo Release Date” means March 11, 2014.

“OpCo Notes” means OpCo’s 7.50% senior notes due 2022.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Original Issue Discount Legend” means the legend set forth in Section 2.06(g)(iii), which is required to be placed on all Global Notes issued under this Indenture.

“Parent Entity” means any Person that is a direct or indirect parent of the Issuer; provided that if otherwise indicated, references to Parent Entity shall mean the Parent Entity of the indicated Person.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of the Restricted Subsidiaries, on the one hand, and another Person, on the other hand; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.10.

“Permitted Holders” means (a)(i) the Investors, (ii) members of management of the Issuer or any Parent Entity who are holders of Equity Interests of the Issuer (or any Parent Entity) on the OpCo Release Date or (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the Persons described in the foregoing clause (i) or (ii) are members; provided that in the case of such group, without giving effect to such group, Persons specified in clauses (i) and (ii) must collectively beneficially own a greater amount of the total voting power of the Voting Stock of the Issuer than the amount of the total voting power of the Voting Stock of the Issuer beneficially owned by any other member of such group and (b) any Permitted Parent. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture shall thereafter, together with its controlled Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)          any Investment in the Issuer or any of the Restricted Subsidiaries;

(2)          any Investment in cash or Cash Equivalents;

(3)          any Investment by the Issuer or any of the Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a)          such Person becomes a Restricted Subsidiary; or

(b)          such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4)          any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.10 or any other disposition of assets not constituting an Asset Sale;

(5)          any Investment existing on the OpCo Release Date or made pursuant to binding commitments in effect on the OpCo Release Date to the extent described in the Offering Memorandum, or an Investment consisting of any extension, modification or renewal of any such Investment existing on the OpCo Release Date or binding commitment in effect on the OpCo Release Date to the extent described in the Offering Memorandum; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the OpCo Release Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Indenture;

(6)          any Investment acquired by the Issuer or any of the Restricted Subsidiaries:

(a)          in exchange for any other Investment or accounts or loans receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts or loans receivable;

(b)          in satisfaction of judgments against other Persons; or

(c)          as a result of a foreclosure by the Issuer or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)          Hedging Obligations permitted under clause (10) of Section 4.09(b);

(8)          any Investment made in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of (x) $65,000,000 and (y) 3.00% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8) for so long as such Person continues to be a Restricted Subsidiary;

(9)          Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any Parent Entity; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of Section 4.07(a);

(10)          guarantees (including Guarantees, if any) of Indebtedness permitted under Section 4.09;

(11)          any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.11(b) (except transactions described in clause (2), (5), (7), (8) or (15) of Section 4.11(b));

(12)          Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or other similar assets, or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13)          additional Investments made having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $65,000,000 and (y) 3.00% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary;

(14)          Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Receivables Facility or any customary repurchase obligation in connection therewith;

(15)          advances to, or guarantees of Indebtedness of, employees not in excess of $10,000,000 outstanding at any one time, in the aggregate;

(16)          loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices;

(17)          advances, loans or extensions of trade credit in the ordinary course of business by the Issuer or any of the Restricted Subsidiaries;

(18)          Investments consisting of purchases and acquisitions of assets (including receivables) or services in the ordinary course of business;

(19)          Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(20)        Investments made in Unrestricted Subsidiaries having an aggregate fair market value taken together with all other Investments made pursuant to this clause (20) that are at that time outstanding, not to exceed the greater of (x) $65,000,000 and (y) 3.00% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that any Investment pursuant to this clause (20) made in any Person that is a Unrestricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (20) for so long as such Person continues to be a Restricted Subsidiary; and

(21)        other Investments; provided that after giving pro forma effect to such Investment, either

(a)          (x) in the case of any such Investment by the Issuer and any of its Restricted Subsidiaries (other than OpCo and its Restricted Subsidiaries), the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of Section 4.09(a) and (y) in the case of any such Investment by OpCo and its Restricted Subsidiaries, OpCo would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (ii) of Section 4.09(a), or

(b)          (x) in the case of any such Investment by the Issuer and any of its Restricted Subsidiaries (other than OpCo and its Restricted Subsidiaries), the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than such Fixed Charge Coverage Ratio immediately prior to such Investment and (y) in the case of any such Investment by OpCo and its Restricted Subsidiaries, the Fixed Charge Coverage Ratio of OpCo and its Restricted Subsidiaries is equal to or greater than such Fixed Charge Coverage Ratio immediately prior to such Investment.

“Permitted Liens” means, with respect to any Person:

(1)          pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure performance, surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations);

(2)          Liens imposed by law or regulation, such as landlords’, carriers’, warehousemen’s and mechanics’, materialmen’s and repairmen’s Liens, contractors’, supplier of materials, architects’, and other like Liens, in each case for sums not yet overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, in each case, so long as adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)          Liens for taxes, assessments or other governmental charges that are not yet overdue for a period of more than 30 days or not yet payable or that are being contested in good faith by appropriate proceedings diligently conducted, in each case, so long as adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or IFRS, as applicable;

(4)          Liens in favor of the issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances and completion guarantees, in each case issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)          survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, drains, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building code or other restrictions (including defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair the operation of the business of the Issuer taken as a whole;

(6)          Liens securing Indebtedness permitted at the time of incurrence to be incurred pursuant to clause (4), (12), (14), (18), (19) or (25) of Section 4.09(b); provided that (a) in the case of clauses (4) and (25), such Lien may extend only to the assets purchased with the proceeds of such Indebtedness and the proceeds and products thereof; (b) in the case of clause (18), such Lien may not extend to any assets other than the assets owned by the Restricted Subsidiaries incurring such Indebtedness and assets of Subsidiaries of such Restricted Subsidiaries incurring such Indebtedness so long as such Subsidiaries are not Guarantors; (c) in the case of clause (19), such Liens shall only be permitted if such Liens are limited to all or part of the same property or assets, including Capital Stock (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) acquired, or of any Person acquired or merged or consolidated with or into the Issuer or any Restricted Subsidiary, in any transaction to which such Indebtedness relates; and (d) in the case of clause (14), on the date of the incurrence of such Indebtedness after giving effect to such incurrence, the Consolidated Secured Debt Ratio would equal or be less than the Consolidated Secured Debt Ratio immediately prior to giving effect thereto;

(7)          Liens existing on the Issue Date or pursuant to agreements in existence on the Issue Date (other than Liens securing Obligations in respect of the Senior Credit Facilities);

(8)          Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary that, in each case, secure an Obligation existing at the time such Person becomes a Subsidiary; provided that (x) such Liens and Obligations are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary and (y) such Liens may not extend to any other property owned by the Issuer or any of the Restricted Subsidiaries (other than (a) after-acquired property that is affixed to or incorporated into the property covered by such Lien securing such Obligation, (b) any other after-acquired property subject to such Lien securing such Obligation; provided that, in the case of clauses (a) and (b) above, the terms of such Obligation require or include a pledge of such after-acquired property (it being understood that such requirement shall not apply or be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (c) the proceeds and products thereof);

(9)           Liens on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of the Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of the Restricted Subsidiaries;

(10)          Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or a Restricted Subsidiary permitted to be incurred in accordance with Section 4.09;

(11)          Liens securing Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes); provided that with respect to Hedging Obligations relating to Indebtedness, such Indebtedness is permitted under this Indenture;

(12)          Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)          leases, subleases, licenses or sublicenses (including of intellectual property) granted to others in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries and do not secure any Indebtedness;

(14)          Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Issuer and the Restricted Subsidiaries in the ordinary course of business;

(15)          Liens in favor of the Issuer or any Restricted Subsidiary;

(16)          Liens on vehicles or equipment of the Issuer or any of the Restricted Subsidiaries granted in the ordinary course of business;

(17)          Liens on accounts and loans receivable and related assets incurred in connection with a Receivables Facility;

(18)          Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive modification, refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) or (9) or clause (20) below; provided that (a) any such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property, including (i) after-acquired property that is affixed to or incorporated into the property covered by such Lien, (ii) any other after-acquired property subject to such Lien; provided that, in the case of clauses (i) and (ii) above, the terms of such Indebtedness require or include a pledge of such after-acquired property (it being understood that such requirement shall not apply or be permitted to apply to any property to which such requirement would not have applied but for such modification, refinancing, refunding, extension, renewal or replacement) and (iii) the proceeds and products thereof) and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (7), (8), (9) or (20) of this definition, and (y) an amount necessary to pay any fees and expenses, including premiums and accrued and unpaid interest, related to such modification, refinancing, refunding, extension, renewal or replacement;

(19)          deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20)          Liens securing Obligations in respect of any Indebtedness permitted to be incurred pursuant to Section 4.09; provided that, with respect to Liens securing Obligations permitted under this clause (20), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 5.50 to 1.00;

(21)          other Liens securing obligations that at any one time outstanding do not exceed the greater of (x) $65,000,000 and (y) 3.00% of Total Assets at the time of incurrence;

(22)          Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) of Section 6.01(a) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(23)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24)          Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and not for speculative purposes, and (c) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off);

(25)          Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(26)          Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27)          Liens that are contractual rights of set-off or rights of pledge (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Issuer or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and the Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any of the Restricted Subsidiaries in the ordinary course of business;

(28)          Liens securing Indebtedness incurred pursuant to clause (1) of Section 4.09(b);

(29)          any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(30)          Liens solely on any cash earnest money deposits made by the Issuer or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to a transaction permitted under this Indenture;

(31)          Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(32)          Liens securing Obligations in respect of any Banking Product Obligations owed by the Issuer or any Restricted Subsidiary to any lender, agent or arranger under the Credit Facilities or any Affiliate of such a lender, agent or arranger;

(33)          Liens arising out of conditional sale, title retention, consignment or similar arrangements with vendors for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business, whether or not perfected by the filing of a financing statement or other registration, recording or filing;

(34)          ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Issuer or any of the Restricted Subsidiaries are located;

(35)          Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(36)          the reservations, limitations, provisos and conditions expressed in any original grants of real or immoveable property that do not materially impair the use of the affected land for the purpose used or intended to be used;

(37)          any Lien resulting from the deposit of cash or securities in connection with the performance of a bid, tender, sale or contract (excluding the borrowing of money) entered into in the ordinary course of business or deposits of cash or securities in order to secure appeal bonds or bonds required in respect of judicial proceedings;

(38)          any Lien in favor of a lessor or licensor for rent to become due or for other obligations or acts, the payment or performance of which is required under any lease as a condition to the continuance of such lease;

(39)          Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(40)          Liens on the assets of Subsidiaries securing Indebtedness of such Subsidiaries that was permitted by this Indenture to be incurred;

(41)          all rights of expropriation, access or use or other similar rights conferred by or reserved by any federal, state or municipal authority or agency;

(42)          any agreements with any Governmental Authority or utility that do not, in the aggregate, materially adversely affect the use or value of real property and improvements thereon in the good faith judgment of the Issuer;

(43)          Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment, and (ii) incurred in connection with an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 4.10, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(44)          [reserved];

(45)          agreements to subordinate any interest of the Issuer or any Restricted Subsidiary in any accounts or loans receivable or other proceeds arising from inventory consigned by the Issuer or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

(46)          the right reserved to or vested in any Governmental Authority by the terms of any lease, license, franchise, grant or permit acquired by that Person or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(47)          subdivision agreements, site plan control agreements, development agreements, facilities sharing agreements, cost sharing agreements and other similar agreements, in each case with respect to real property and which in the aggregate do not interfere with the ordinary conduct of business of the Issuer or any Subsidiary;

(48)          Liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided that such Liens or covenants do not interfere with the ordinary conduct of business of the Issuer or any Restricted Subsidiary;

(49)          Liens created pursuant to the general banking conditions (algemene bankvoorwaarden) of a banking institution operating in the Netherlands;

(50)          Liens arising from the right of distraint enjoyed by landlords in applicable jurisdictions to secure the payment of arrears of rent in respect of leased properties in such jurisdictions or a Lien granted by the Issuer or any Restricted Subsidiary to a landlord to secure the payment of arrears of rent in respect of leased properties in the Province of Quebec leased from such landlord, provided that such Liens are limited to the assets located at or about such leased properties;

(51)          Liens on cash collateral which are required to be granted by the Issuer or any Restricted Subsidiary in connection with swap arrangements for gas or electricity used in the business of such Person, and not for speculative purposes;

(52)          Liens securing Priority Obligations;

(53)          the reservations, limitations, provisos and conditions, if any, expressed in any original grant from Her Majesty the Queen of Canada of any real property or any interest therein;

(54)          Liens under extended retention of title arrangements (verlängerter Eigentumsvorbehalt);

(55)          Liens arising under (x) the general terms and conditions of banks (Allgemeine Geschäftsbedingungen der Banken) in related to accounts in Germany and (y) the general terms and conditions of banks in relation to accounts in Belgium;

(56)          Liens on any cash collateral provided in connection with any Indebtedness under the Senior Credit Facilities; and

(57)          Liens in respect of Sale and Lease-Back Transactions.

For purposes of determining compliance with this definition, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be incurred in part under any combination thereof and of any other available exemption, (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Issuer shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (C) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (20) above (giving effect only to the incurrence of such portion of such Indebtedness), the Issuer, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (20) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Parent” means (a) any direct or indirect parent of the Issuer that at the time it became a parent of the Issuer was a Permitted Holder pursuant to clause (i) of the definition thereof; provided such parent was not formed in connection with a transaction that would otherwise constitute a Change of Control and (b) any Public Company (or Wholly-Owned Subsidiary of such Public Company) to the extent and until such time as any Person or group is deemed to be or become a beneficial owner of Voting Stock of such Public Company representing more than 50% of the total voting power of the Voting Stock of such Public Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Priority Obligation” means any obligation that is secured by a Lien on any collateral securing the Senior Credit Facilities in favor of a Governmental Authority, which Lien ranks, or is capable of ranking, prior to or pari passu with the Liens thereon created by the applicable security documents entered into in connection with the Senior Credit Facilities, including any such Lien securing amounts owing for wages, vacation pay, severance pay, employee deductions, sales tax, excise tax, other Taxes, workers compensation, government royalties and stumpage or pension fund obligations.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Public Company” means any Person with a class or series of Voting Stock that is traded on a stock exchange or in the over-the-counter market.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of the Restricted Subsidiaries sells its accounts or loans receivable to either (1) a Person that is not a Restricted Subsidiary or (2) a Restricted Subsidiary or Receivables Subsidiary that in turn sells its accounts or loans receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means customary distributions or payments made directly or by means of discounts with respect to any accounts or loans receivable or participation interests therein issued or sold in connection with, and other customary fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that engages solely in, one or more Receivables Facilities and other activities reasonably related thereto.

“Record Date” for the interest, if any, payable on any applicable Interest Payment Date means April 15 or October 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Responsible Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Division - Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(c)(ii) shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of a Person that is not then an Unrestricted Subsidiary of such Person; provided, however, that upon the occurrence of an Unrestricted Subsidiary of such Person ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.” Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of the Restricted Subsidiaries of any real property or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of the Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the Credit Facilities under the Credit Agreement, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that refinance, refund, extend, renew or replace any part of the loans, notes, other credit facilities or commitments thereunder, including any refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and the Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto, or is a reasonable extension, development or expansion thereof.

“Subordinated Indebtedness” means, with respect to the Notes and the Guarantees (if any),

(1)          any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the Notes, and

(2)          any Indebtedness of any Guarantor that is by its terms subordinated in right of payment to its Guarantee.

“Subsidiary” means, with respect to any Person:

(1)          any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and

(2)          any partnership, joint venture, limited liability company or similar entity of which

(x)          more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)          such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Supplemental Indenture” means, collectively, the General Guarantor Supplemental Indenture and the Austrian Supplemental Indenture to be delivered by the applicable Guarantors, in the forms attached as Exhibit D-1 and Exhibit D-2 hereto, respectively.

“Tax” means any tax, duty, levy, impost, assessment, deduction, withholding or other charge imposed by any Governmental Authority (including penalties, additions to tax, interest and any other liabilities related thereto) and “Taxes” shall be construed accordingly.

“Taxing Authority” means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Total Assets” means, as of any date, the total consolidated assets of the Issuer and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer and the Restricted Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of calculating “Total Assets” for purposes of testing the covenants under this Indenture in connection with any transaction, the total consolidated assets of the Issuer and the Restricted Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination including the transaction being tested under this Indenture.

“Transactions” means the Combination Transactions and the Dividend Transactions.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to May 1, 2016; provided, however, that if the period from such Redemption Date to May 1, 2016 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means The Bank of New York Mellon, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means, with respect to any Person:

(1)          any Subsidiary of such Person that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of such Person, as provided below); and

(2)          any Subsidiary of an Unrestricted Subsidiary.

The Board of the Issuer may designate any Subsidiary of such Person (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of such Person or any Restricted Subsidiary thereof (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1)          such designation complies with Section 4.07; and

(2)          each of:

(a)          the Subsidiary to be so designated; and

(b)          its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of such Person or any Restricted Subsidiary thereof (other than Equity Interests in the Unrestricted Subsidiary).

The Board of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1)          (x) in the case of a designation of an Unrestricted Subsidiary of the Issuer or any of its Restricted Subsidiaries (other than OpCo and its Restricted Subsidiaries), the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of Section 4.09(a) and (y) in the case of a designation of an Unrestricted Subsidiary of OpCo or any of its Restricted Subsidiaries, OpCo would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (ii) of Section 4.09(a); or

(2)          (x) in the case of a designation of an Unrestricted Subsidiary of the Issuer or any of its Restricted Subsidiaries (other than OpCo and its Restricted Subsidiaries), the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than such Fixed Charge Coverage Ratio immediately prior to such designation and (y) in the case of a designation of an Unrestricted Subsidiary of OpCo or any of its Restricted Subsidiaries, the Fixed Charge Coverage Ratio of OpCo and its Restricted Subsidiaries is equal to or greater than such Fixed Charge Coverage Ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Board of the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

Unless otherwise indicated in this Indenture, all references to Unrestricted Subsidiaries shall mean Unrestricted Subsidiaries of the Issuer.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and signed into law October 26, 2001.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)          the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)          the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) are at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02          Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.10
“Additional Amounts”	4.17
“Additional Assets”	4.10
“Advance Offer”	4.10
“Advance Portion”	4.10
“Affiliate Transaction”	4.11
“Agent for Service”	12.15
“Application Period”	4.10
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Available Amount”	4.07
“Base Currency”	12.14
“Cash Interest”	Exhibit A
“Change in Tax Law”	3.09
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.16
“DTC”	2.03
“ECOFIN”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur” or “incurrence”	4.09
“Initial Lien”	4.12

Term	Defined in Section
“Judgment Currency”	12.14
“Legal Defeasance”	8.02
“Note Register”	2.03
“Pari Passu Indebtedness”	4.10
“Partial PIK Interest”	2.01
“Paying Agent”	2.03
“PIK Interest”	2.01
“PIK Notes”	2.01
“PIK Payment”	2.01
“Prospective Purchaser”	4.03
“Purchase Date”	3.09
“Redemption Date”	3.07
“Refinancing Indebtedness”	4.09
“Registrar”	2.03
“Relevant Taxing Jurisdiction”	4.17
“Restricted Payments”	4.07
“Reversion Date”	4.16
“Savings Directive”	2.03
“Successor Company”	5.01
“Successor Guarantor”	5.01
“Suspended Covenants”	4.16
“Suspension Date”	4.16
“Suspension Period”	4.16

Section 1.03         Rules of Construction.

Unless the context otherwise requires:

(a)          a term has the meaning assigned to it;

(b)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP or IFRS, as applicable;

(c)          “or” is not exclusive;

(d)          words in the singular include the plural, and in the plural include the singular;

(e)          “will” shall be interpreted to express a command;

(f)          provisions apply to successive events and transactions;

(g)          references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h)          unless the context otherwise requires, any reference to an “Article,” “Section,” “clause” or “Exhibit” refers to an Article, Section, clause or Exhibit, as the case may be, of this Indenture;

(i)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and

(j)          “including” means “including, without limitation”.

Section 1.04          Acts of Holders.

(a)          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.04.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)          The ownership of Notes shall be proved by the Note Register.

(d)          Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)          The Issuer may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)          Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)          Without limiting the generality of the foregoing, a Holder, including DTC as the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC as the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h)          The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2

THE NOTES

Section 2.01          Form and Dating; Terms.

(a)          General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (or if a PIK Payment is made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof).

(b)          Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c)          Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer as provided in Section 4.10 or a Change of Control Offer as provided in Section 4.14. The Notes shall not be redeemable, other than as provided in Article 3.

(d)          PIK Notes. In addition, in connection with the payment of PIK Interest (as defined below) or Partial PIK Interest (as defined below) in respect of the Notes, the Issuer is entitled to, without the consent of the Holders (and without regard to any restrictions or limitations set forth under Section 4.09), elect to either increase the outstanding principal amount of the Global Notes or issue additional Definitive Notes (the “PIK Notes”) under this Indenture, having the same terms as the Notes issued under this Indenture other than the Issue Date, the issue price, the first Interest Payment Date (as defined below) and the initial interest accrual date (in each case, a “PIK Payment”), under the terms of Section 2 of the Form of Note attached as Exhibit A to this Indenture. The Notes, the PIK Notes, if any, and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, that a separate CUSIP or ISIN will be issued for the Additional Notes, unless the Notes and the Additional Notes are treated as fungible for U.S. federal income tax purposes. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes and any PIK Notes that are actually issued and any references to “principal amount of the Notes” include any increase in the principal amount of outstanding Notes (including PIK Notes) as a result of a PIK Payment. A PIK Payment is herein referred to as (i) “PIK Interest” to the extent all interest due on an interest payment date is so paid and (ii) “Partial PIK Interest” to the extent that only a portion of the interest due on an interest payment date is so paid.

(e)          Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02          Execution and Authentication.

At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile, PDF or other electronically transmitted signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver (i) PIK Notes issued as additional Definitive Notes in accordance with Section 2 of the Notes and (ii) any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03          Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Issuer shall maintain a paying agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”) or any other directive implementing the conclusions of the European Council of Economics and Finance Ministers (“ECOFIN”) meeting of November 26-27, 2000, or any law implementing or complying with, or introduced in order to conform to, any such directive.

The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of the Issuer’s Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04          Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05          Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06          Transfer and Exchange.

(a)          Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days, (ii) there shall have occurred and be continuing a Default with respect to the Notes or (iii) the Issuer, at its option, notifies the Trustee that the Issuer elects to cause the issuance of Definitive Notes. Upon the occurrence of any of the preceding events in subsection (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in subsection (i) or (ii) above and pursuant to Section 2.06(c). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

(b)          Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B) (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 as determined by the Issuer. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Registrar shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).

(iii)          Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; or

(B)           if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

(iv)        Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(B)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(b)(iv), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)          Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B)          if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(C)          if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;

(D)          [reserved];

(E)          if such beneficial interest is being transferred to the Issuer or any of the Restricted Subsidiaries, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof; or

(F)          if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)          [reserved].

(iii)         Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and if the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(B)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(c)(iii), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)          Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B)          if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(C)          if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;

(D)          [reserved];

(E)          if such Restricted Definitive Note is being transferred to the Issuer or any of the Restricted Subsidiaries, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof; or

(F)          if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii)         Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)          if the Holder of such Restrictive Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(B)          if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(ii), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.

(iii)         Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)          Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)            Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

  (A)          if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

  (B)          if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; or

  (C)          if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications required by item (3) thereof, if applicable.

(ii)           Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

  (A)          if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

  (B)          if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(e)(ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)          Notwithstanding anything to the contrary contained in this Indenture, a Holder may not transfer a Restricted Definitive Note or Restricted Global Note in reliance on Rule 144 (or any successor provision) under the Securities Act, unless such Holder is an Initial Purchaser.

(g)          Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

 (i)               Private Placement Legend.

  (A)          (1) Except as permitted by subparagraph (B) below, in the case of any Notes offered in reliance on Rule 144A, each 144A Global Note and each Definitive Note issued in exchange for a beneficial interest in a Rule 144A Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OTHER THAN RULE 144, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS ‘‘OFFSHORE TRANSACTION,’’ ‘‘UNITED STATES’’ AND ‘‘U.S. PERSON’’ HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, NOTES MAY NOT BE TRANSFERRED IN RELIANCE ON RULE 144, WHETHER OR NOT THEN AVAILABLE.”

(B)          Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

 (ii)          Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

  (iii)          Original Issue Discount Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF OID ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT Vice President, Treasury AT 4615 Emperor Boulevard, Suite 300, Durham, NC 27703.”

(h)          Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such increase.

 (i)          General Provisions Relating to Transfers and Exchanges.

(i)          To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(ii)         No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 or 9.04.

(iii)        Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)        All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)         Neither the Registrar nor the Issuer shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection or for the period between the record date and the Redemption Date or Purchase Date, (B) to register the transfer of or to exchange any Note so selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(vi)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii)          Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of like tenor, in any authorized denomination or denominations of a like aggregate principal amount.

(viii)         At the option of the Holder, Notes may be exchanged for other Notes of like tenor, in any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at the office or agency of the Issuer designated pursuant to Section 4.02. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes to which the Holder making the exchange is entitled in accordance with the provisions of Section 2.02.

(ix)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(x)            Each Holder agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

(xi)           Neither the Registrar nor the Trustee shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07         Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note of like tenor if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08         Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09         Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10         Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11         Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the cancellation of all cancelled Notes shall be delivered to the Issuer upon written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12         Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements as are satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Issuer shall promptly notify the Trustee of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13         CUSIP Numbers.

The Issuer in issuing the Notes may use CUSIP, ISIN or other similar numbers (if then generally in use) and, if so, the Trustee shall use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP, ISIN or other similar numbers.

Section 2.14         Global Notes.

Neither the Trustee nor any Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, a Participant or Indirect Participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, Indirect Participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through the Depositary subject to the Applicable Procedures. The Trustee and each Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee and each Agent shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Participant or between or among the Depositary, any such Participant and/or any Indirect Participant, holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

Section 2.15         Issuance of Additional Notes.

After the Issue Date, the Issuer shall be entitled, subject to its compliance with Section 4.09, to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance and issue price; provided, however that such Additional Notes may have a different CUSIP number as described under clause (b) below. With respect to any Additional Notes, the Issuer shall set forth in a resolution of the Board of the Issuer and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b)           the issue price, the issue date and the CUSIP number of such Additional Notes; provided that only those Additional Notes that are part of the “same issue” as all other Notes issued under this Indenture, as defined under Treasury Regulation Section 1.1275-1(f), or issued in a “qualified reopening” under Treasury Regulation Section 1.1275-2(k) may be issued with the same CUSIP number as the other Notes issued under this Indenture.

In authenticating such Additional Notes, and accepting the additional responsibilities under this Indenture in relation to such Additional Notes, the Trustee shall receive, and, subject to Section 7.01, shall be fully protected in relying upon:

(i)          an Officer’s Certificate and Opinion of Counsel delivered in accordance with Section 12.02; and

(ii)         such other documents as it may reasonably require.

Section 2.16         Calculations.

The Issuer shall be responsible for making all calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, Applicable Premium, if any, interest, determination of how much interest shall be payable as PIK Interest or Cash Interest and any additional amounts or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of their calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations to any Holder of the Notes upon the written request of such Holder.

ARTICLE 3

REDEMPTION

Section 3.01         Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least five Business Days (or such shorter time period as the Trustee may agree) before notice of redemption is required to be delivered or caused to be delivered to Holders pursuant to Section 3.03 but, except in connection with a redemption pursuant to Section 3.07(d) hereof, not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price, provided that the notice and Officer’s Certificate may be delivered to the Trustee more than 60 days prior to a Redemption Date if the notice is delivered in connection with redemptions pursuant to Article 8 or Article 11.

Section 3.02         Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (ii) on a pro rata basis to the extent practicable or (iii) by lot or other similar method. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof (or if a PIK Payment has been made, $1.00 and any integral multiple of $1.00 in excess thereof); except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03         Notice of Redemption.

Subject to Section 3.09, the Issuer shall deliver electronically in accordance with the procedures of the Depositary or mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 15 days but, except as set forth in Section 3.07(d), not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11. Except as set forth in Section 3.07, notices of redemption may not be conditional.

The notice shall identify the Notes including CUSIP numbers to be redeemed and shall state:

(a)          the Redemption Date;

(b)          the redemption price if then ascertainable, and otherwise the appropriate method for calculation of the redemption price, in which case the actual redemption price shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two (2) Business Days prior to the Redemption Date unless clause (2) of the definition of “Applicable Premium” is applicable, in which case such Officer’s Certificate should be delivered on the Redemption Date;

(c)          if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d)          the name and address of the Paying Agent;

(e)          that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)           whether such redemption is conditioned on the happening of a future event;

(g)          that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption shall cease to accrue on and after the Redemption Date;

(h)          the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(i)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(j)           if in connection with a redemption pursuant to Section 3.07, any condition to such redemption.

Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned (in accordance with this Indenture) on the happening of a future event. At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least five Business Days (or such shorter period as the Trustee may agree) before notice of redemption is required to be provided to Holders pursuant to this Section 3.03, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04         Effect of Notice of Redemption.

Once notice of redemption is delivered or mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date, unless such redemption is conditioned on the happening of a future event, at the applicable redemption price. The notice, if delivered or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice in accordance with this Indenture or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the Redemption Date interest shall cease to accrue on Notes or portions of Notes called for redemption.

Section 3.05         Deposit of Redemption or Purchase Price.

Prior to noon (New York City time) on the Redemption Date or Purchase Date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date and not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06         Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof (or if a PIK Payment has been made, $1.00 and any integral multiple of $1.00 in excess thereof). It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07         Optional Redemption.

(a)          At any time prior to May 1, 2016, the Issuer may redeem all or a part of the Notes, upon notice as described under Section 3.03, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (any applicable date of redemption hereunder, the “Redemption Date”), subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)          On and after May 1, 2016, the Issuer may redeem the Notes, in whole or in part, upon notice as described under Section 3.03, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the 12-month period beginning on May 1 of each of the years indicated below:

Year	Percentage
2016	102.000%
2017	101.000%
2018 and thereafter	100.000%

(c)          Until May 1, 2016, the Issuer may, at its option, upon notice as described under Section 3.03, on one or more occasions, redeem, at a redemption price equal to 102.000% of the aggregate principal amount thereof, (i) all or any portion of the Notes (including any PIK Notes and Additional Notes) issued under this Indenture in connection with an Equity Offering where at least $400,000,000 of gross primary proceeds are raised by the Issuer or any Parent Entity, the net primary proceeds of which are received by or contributed to the Issuer or (ii) all or any portion of the Notes (including any PIK Notes and Additional Notes) with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer, in each case, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, provided that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

(d)          Notice of any redemption of the Notes (including upon an Equity Offering or in connection with a transaction (or series of related transactions) that constitutes a Change of Control) may, at the Issuer’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Equity Offering or Change of Control. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

  (e)          Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08         Mandatory Redemption.

The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09         Redemption for Changes in Withholding Taxes.

  (a)          The Issuer may, at its option, redeem all (but not less than all) of the Notes then outstanding, in each case at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon, if any, to but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), and all Additional Amounts, if any, then due and which shall become due on the applicable Redemption Date as a result of the redemption or otherwise, if the Issuer reasonably determines in good faith that, as a result of:

(i)       any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction, which change or amendment is publicly announced and becomes effective after the Issue Date (or, if the Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, after such later date); or

(ii)      any change in, or amendment to, the official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction, which change or amendment is publicly announced and becomes effective after the Issue Date (or, if the Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, after such later date) (each of the foregoing in clauses (i) and (ii), a “Change in Tax Law”), the Issuer is, or on the next interest payment date in respect of the Notes would be, required to pay any Additional Amounts, and such obligation to pay Additional Amounts cannot be avoided by taking reasonable measures available to the Issuer (including, for the avoidance of doubt, the appointment of a new paying agent where this would be reasonable but not including assignment of the obligation to make payment with respect to the Notes). Notice shall be given in accordance with the procedures described under Section 3.03, with copies to the Trustee. Notwithstanding the foregoing, no such notice of redemption as a result of a Change in Tax Law will be given (a) earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay Additional Amounts as a result of a Change in Tax Law and (b) unless, at the time such notice given, such obligation to pay such Additional Amounts remains in effect.

  (b)          Prior to any redemption of Notes pursuant to the preceding paragraph, the Issuer shall deliver to the Trustee (i) an Officer’s Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of redemption have occurred, and (ii) an opinion of independent tax counsel who is reasonably acceptable to the Trustee to the effect that a Change in Tax Law has occurred that would entitle the Issuer to redeem the Notes. The Trustee shall accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

(c)          The foregoing provisions will apply mutatis mutandis to any successor of the Issuer.

ARTICLE 4

COVENANTS

Section 4.01         Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary of the Issuer, holds as of noon (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02         Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for payment or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be delivered. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or delivered at the Corporate Trust Office of the Trustee. No such delivery to the Trustee or office or agency pursuant to this section shall constitute effective service of process upon the Issuer for any purpose.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03          Reports and Other Information.

     (a)          So long as any Notes are outstanding, the Issuer shall furnish:

(i)          (1) within 120 days of the end of each fiscal year, annual audited financial statements for such fiscal year and (2) within 60 days of the end of each of the first three fiscal quarters of every fiscal year, unaudited financial statements for the interim period as of, and for the period ending on, the end of such fiscal quarter, in each case, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosures with respect to the periods presented and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants (all of the foregoing financial information to be prepared (i) on a basis substantially consistent with and subject to exceptions substantially consistent with, the corresponding financial information included in the Offering Memorandum or (ii) on a basis substantially consistent with the then applicable SEC requirements); and

(ii)         promptly from time to time after the occurrence of an event required to be therein reported, such other reports (in each case, without exhibits) containing substantially the same information required to be contained in a Current Report on Form 8-K under the Exchange Act under Item 1.01 (Entry into a Material Definitive Agreement), 1.02 (Termination of a Material Definitive Agreement), 1.03 (Bankruptcy or Receivership), 2.01 (Completion of Acquisition or Disposition of Assets), 2.02 (Results of Operations and Financial Condition), 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant), 2.04 (Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 2.05 (Costs Associated with Exit or Disposal Activities), 2.06 (Material Impairments), 4.01 (Changes in Registrant’s Certifying Accountant), 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review), 5.01 (Changes in Control of Registrant), 5.02(a)(1)(i)-(ii), (b) and (c)(1) (Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers) and Item 9.01 (Financial Statements and Exhibits), but limited only to the financial statements of business acquisitions and pro forma financial information required to be reported pursuant to Item 2.01; provided that any historical information of an acquired business provided pursuant to this clause (b) need not be audited if such audits are not reasonably available on the closing date of the related transaction; provided further, however, that no report in this clause (b) shall be required to be furnished if the Issuer determines in its good faith judgment that such event is not material to the Holders or the business, assets, operations, financial position or prospects of the Issuer and the Restricted Subsidiaries;

provided, however, that, in each case of clauses (i) and (ii) above, (x) in no event shall such reports be required to contain separate financial statements for Guarantors or Subsidiaries the shares of which are pledged to secure the Notes or any Guarantee that would be required under (a) Section 3-09 of Regulation S-X (or any similar IFRS provision) to the extent that the Issuer determines in its good faith judgment that such information would not be material to the Holders or the business, assets, operations, financial positions or prospects of the Issuer and its Restricted Subsidiaries, (b) Section 3-10 of Regulation S-X (or any similar IFRS provision) or (c) Section 3-16 of Regulation S-X (or any similar IFRS provision) and (y) in no event shall such reports be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K (or any similar IFRS provision) promulgated by the SEC with respect to any non-GAAP (or any non-IFRS) financial measures contained therein.

Delivery of such reports and other information to the Trustee shall be for informational purposes only and receipt thereof shall not constitute constructive notice of any kind.

The availability of the foregoing materials on either the SEC’s EDGAR database service or on the Issuer’s website shall be deemed to satisfy the Issuer’s delivery obligation to deliver such reports, it being understood that the Trustee shall have no obligation whatsoever to determine if such materials have been posted.

The Issuer shall (1) distribute such reports and information electronically to the Trustee and (2) make available such reports and information to any Holder, any bona fide prospective purchaser of the Notes (a “Prospective Purchaser”), any bona fide security analyst or any bona fide market maker by posting such reports and information on Intralinks or any comparable password protected online data system or on a public website; provided that the Issuer shall only be required to make readily available any password or other login information to any such Holder, Prospective Purchaser, security analyst or market maker; provided further that such Holders, Prospective Purchasers, security analysts and market makers shall agree to (i) treat all such reports (and the information contained therein) and information as confidential, (ii) not use such reports and the information contained therein for any purpose other than their investment or potential investment in the Notes and (iii) not publicly disclose any such reports (and the information contained therein) and information.

     (b)          So long as any Notes are outstanding, the Issuer shall also:

(i)          as promptly as reasonably practicable after furnishing to the Trustee the annual and quarterly reports required by clauses (i) and (ii) of Section 4.03(a), hold a conference call to discuss such reports and the results of operations for the relevant reporting period; and

(ii)         issue a press release to the appropriate nationally recognized wire services prior to the date of the conference call required to be held in accordance with clause (i) of this Section 4.03(b), announcing the time and date of such conference call and either including all information necessary to access the call or informing Holders, Prospective Purchasers, securities analysts and market makers how they can obtain such information.

     (c)          In addition, to the extent not satisfied by the foregoing, the Issuer shall furnish to Prospective Purchasers, upon their request any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (d)          Notwithstanding the foregoing, the financial statements, information and other documents required to be provided as described above, may be those of (i) the Issuer or (ii) any Parent Entity that is or becomes a Guarantor rather than those of the Issuer; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent Entity, on the one hand, and the information relating to the Issuer and the Restricted Subsidiaries on a standalone basis, on the other hand; provided, further, that the Issuer shall be permitted to furnish information with respect to OpCo and its subsidiaries, rather than with respect to the Issuer and its subsidiaries, in the case of the quarterly reports with respect to the fiscal quarters ended April 30, 2015 and July 31, 2015 and for the fiscal year ended October 31, 2015; provided, however, that to the extent there are any material differences between the information with respect to OpCo and its subsidiaries and the information with respect to the Issuer and its subsidiaries (other than as a result of the Notes or the Dividend Transactions), the Issuer shall include an explanatory note describing such differences.

     (e)          If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries hold in the aggregate more than 2.50% of the Total Assets of the Issuer, then the annual and quarterly information required by clause (i) of Section 4.03(a) shall include a reasonably detailed presentation, either on the face of the financial statements, in the footnotes thereto or in an “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

Section 4.04         Compliance Certificate.

    (a)          The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer, or other executive officer or director who has specific knowledge of the Issuer’s financial matters, stating that a review of the activities of the Issuer and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge).

    (b)          When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary of the Issuer gives any notice or takes any other action with respect to a claimed Default, the Issuer shall, within five Business Days upon becoming aware of any Default, deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such Default.

Section 4.05         Taxes.

The Issuer shall pay, and shall cause each of the Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06         Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07         Limitation on Restricted Payments.

(a)          The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

(I)          declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of the Restricted Subsidiaries’, Equity Interests, including any dividend or distribution payable in connection with any merger, consolidation or amalgamation, other than:

(A)          dividends, payments or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(B)          dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary of the Issuer, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(II)         purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent Entity, including in connection with any merger, consolidation or amalgamation;

(III)        make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Issuer, other than:

(A)          Indebtedness permitted to be incurred under clause (7) or (8) of Section 4.09(b); or

(B)          the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV)          make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto in clauses (I) and (III) above) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)          no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)          (x) in the case of any Restricted Payment by the Issuer or any of its Restricted Subsidiaries (other than OpCo and its Restricted Subsidiaries), the Issuer, immediately after giving effect to such transaction on a pro forma basis, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of Section 4.09(a) and (y) in the case of any Restricted Payment by OpCo or any of its Restricted Subsidiaries, OpCo, immediately after giving effect to such transaction on a pro forma basis, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (ii) of Section 4.09(a); and

(3)          such Restricted Payment, together with (x) the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the OpCo Release Date (including Restricted Payments made pursuant to clause (1), (11) or (17) of Section 4.07(b), but excluding all other Restricted Payments made pursuant to Section 4.07(b)) plus (y) the aggregate principal amount of Indebtedness incurred pursuant to clause (12)(a) of Section 4.09(b), is less than the sum of (without duplication):

(a)          50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the OpCo Release Date occurred to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b)          100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Issuer since immediately after the OpCo Release Date from the issue or sale of:

(i)           (A) Equity Interests of the Issuer, excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x)          Equity Interests to any future, current or former employee, director or consultant of any Parent Entity, the Issuer or any of the Issuer’s Subsidiaries after the OpCo Release Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b); and

(y)          Designated Preferred Stock, or

(B)          Equity Interests of Parent Entities, to the extent such cash proceeds are actually contributed to the Issuer (excluding contributions of the proceeds from the sale of Designated Preferred Stock of Parent Entities or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b)); or

(ii)          Indebtedness of the Issuer issued after the OpCo Release Date that has been converted into or exchanged for such Equity Interests of the Issuer or any Parent Entity;

provided, however, that this clause (b) shall not include the proceeds from (X) Equity Interests or Indebtedness that has been converted or exchanged for Equity Interests of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock or Indebtedness that has been converted into or exchanged for Disqualified Stock or (Z) Excluded Contributions; plus

(c)          100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Issuer or that becomes part of the capital of the Issuer through consolidation or merger following the OpCo Release Date (other than net cash proceeds, marketable securities or other property that (i) have been used to make Restricted Payments pursuant to clause (2) of Section 4.07(b), (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

(d)          to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by the Issuer or a Restricted Subsidiary by means of:

(i)           the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, that constitute Restricted Investments made by the Issuer or the Restricted Subsidiaries, in each case, after the OpCo Release Date;

(ii)          the sale (other than to the Issuer or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary after the OpCo Release Date (other than to the extent any Investments made in such Unrestricted Subsidiary constituted Permitted Investments); or

(iii)         a distribution or a dividend from an Unrestricted Subsidiary after the OpCo Release Date; plus

(e)          in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the OpCo Release Date (other than to the extent any Investments made in such Unrestricted Subsidiary constituted Permitted Investments), the fair market value, as determined by the Board of the Issuer in good faith, of the Investment in such Unrestricted Subsidiary (if such fair market value exceeds $75,000,000, the fair market value thereof shall be as determined (and confirmed in writing) by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary; plus

(f)           net cash proceeds from Asset Sales (including any asset sale that would otherwise constitute an Asset Sale but for the operation of clause (2)(d) in the definition thereof) consummated after the OpCo Release Date to the extent not otherwise subject to the requirements set forth in clauses (1) and (2) of Section 4.10(b); plus

(g)          $50,000,000;

the result of this clause (3), the “Available Amount”.

(b)        The foregoing provisions of Section 4.07(a) shall not prohibit:

(1)          the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice, such payment would have complied with the provisions of this Indenture (assuming, in the case of a redemption payment, the giving of the notice of such redemption payment would have been deemed to be a Restricted Payment at such time);

(2)          the redemption, repurchase, defeasance, discharge, retirement or other acquisition of any Equity Interests or Subordinated Indebtedness of the Issuer in exchange for, or out of the proceeds received from a sale (other than to the Issuer or a Restricted Subsidiary) made within 45 days of, Equity Interests of the Issuer or contributions to the equity capital of the Issuer (other than Excluded Contributions) (in each case, other than any Disqualified Stock or, except in the case of a redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness, Preferred Stock); provided that the amount of any such proceeds that are utilized for any such Restricted Payment are excluded from clause (3)(b) of Section 4.07(a);

(3)          the redemption, defeasance, repurchase, exchange or other acquisition or retirement of (i) Subordinated Indebtedness of the Issuer made in exchange for, or out of the proceeds of a sale made within 45 days of, new Subordinated Indebtedness of the Issuer, or (ii) Disqualified Stock of the Issuer made in exchange for, or out of the proceeds of a sale made within 45 days of, Disqualified Stock of the Issuer, that, in each case, is incurred in compliance with Section 4.09, so long as:

(a)          the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(b)          such new Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Indebtedness so redeemed, defeased, repurchased, exchanged, acquired or retired for value;

(c)          such new Indebtedness or Disqualified Stock has a final scheduled maturity date or mandatory redemption date, as applicable, equal to or later than the final scheduled maturity date, or mandatory redemption date, of the Subordinated Indebtedness or Disqualified Stock being so redeemed, defeased, repurchased, exchanged, acquired or retired; and

(d)          such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so redeemed, defeased, repurchased, exchanged, acquired or retired;

(4)          a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of any Parent Entity or the Issuer held by any future, present or former employee, director or consultant of any Parent Entity or the Issuer or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any fiscal year $20,000,000 (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum (without giving effect to the following proviso) of $40,000,000 in any fiscal year); provided further that such amount in any fiscal year may be increased by an amount not to exceed:

(a)          the cash proceeds from the sale of Equity Interests (other than Disqualified Stock and Preferred Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any Parent Entity, in each case to any future, present or former employees, directors or consultants of the Issuer or any of its Subsidiaries or any Parent Entity that occurs after the OpCo Release Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement or other acquisition or retirement for value will not increase the amount available for Restricted Payments under clause (3) of Section 4.07(a); plus

(b)          the cash proceeds of key man life insurance policies received by the Issuer or the Restricted Subsidiaries after the OpCo Release Date; less

(c)          the amount of any Restricted Payments previously made with the cash proceeds described in clause (a) or (b) of this clause (4);

(5)          the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of the Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary, in each case issued in accordance with Section 4.09, to the extent such dividends are included in the definition of “Fixed Charges;”

(6)          (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer or any of the Restricted Subsidiaries after the OpCo Release Date and (b) the declaration and payment of dividends to a Parent Entity, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such Parent Entity issued after the OpCo Release Date; provided that (x) (i) in the case of such declaration or payment by the Issuer or any of its Restricted Subsidiaries (other than OpCo and its Restricted Subsidiaries), the Issuer, immediately after giving effect to such transaction on a pro forma basis, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of Section 4.09(a) and (ii) in the case of such declaration or payment by OpCo or any of its Restricted Subsidiaries, OpCo, immediately after giving effect to such transaction on a pro forma basis, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (ii) of Section 4.09(a) and (y) the amount of dividends paid pursuant to this clause (6) shall not exceed the aggregate amount of cash actually received by the Issuer or the Restricted Subsidiaries from the sale of such Designated Preferred Stock;

(7)          payments made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by, or vesting of any Equity Interests held by, any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any Parent Entity or repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8)            Restricted Payments in an amount that does not exceed the unused amount of Excluded Contributions previously received;

(9)            other Restricted Payments in an aggregate amount at any one time outstanding taken together with all other Restricted Payments made pursuant to this clause (9) not to exceed the greater of (x) $65,000,000 and (y) 3.00% of Total Assets at the time of such Restricted Payment; provided that if this clause (9) is utilized to make a Restricted Investment, the amount counted against the basket shall be the amount of such Restricted Investment at any time outstanding (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

(10)          distributions or payments of Receivables Fees;

(11)          the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (i) in accordance with provisions similar to those described under Section 4.10 and Section 4.14 or (ii) from Excess Proceeds to the extent permitted under Section 4.10 (assuming such Excess Proceeds were not reset at zero upon completion of an Asset Sale Offer); provided that (x) prior to such repurchase, redemption, defeasance or other acquisition or retirement for value, the Issuer (or a third Person permitted by this Indenture) has made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Notes as a result of such Change of Control or Asset Sale, as the case may be, and (y) all Notes tendered by Holders in connection with the relevant Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(12)          the repurchase, redemption, or other acquisition for value of Equity Interests of the Issuer deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Issuer, in each case, permitted under this Indenture;

(13)          the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any Parent Entity in aggregate amounts not to exceed the aggregate amount required for any Parent Entity to pay, in each case without duplication,

(a)          franchise, excise and similar Taxes and other fees and expenses, in each case, required to maintain its organizational existence;

(b)          consolidated, combined or similar foreign, provincial, territorial, federal, state and local income and similar Taxes, to the extent such income Taxes are attributable to the income, revenue, receipts, capital or margin of the Issuer and the Restricted Subsidiaries and, to the extent of the amount actually received from the Issuer’s Unrestricted Subsidiaries (and not otherwise distributed by such Restricted Subsidiary pursuant to another exception in this Section 4.07(b)), in amounts required to pay such Taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any taxable year does not exceed the amount that the Issuer, the Restricted Subsidiaries and the Issuer’s Unrestricted Subsidiaries (to the extent described above) would be required to pay in respect of such foreign, provincial, territorial, federal, state and local Taxes for such taxable year were the Issuer, the Restricted Subsidiaries and the Issuer’s Unrestricted Subsidiaries (to the extent described above) to pay such Taxes as a standalone taxpayer (or tax group) separately from any such Parent Entity;

(c)          (i) customary salary, bonus and other benefits payable to officers, employees and directors of any Parent Entity and (ii) general corporate operating (including, without limitation, expenses related to auditing or other accounting matters) and overhead costs and expenses of any Parent Entity, in each case, to the extent such salary, bonus, other benefits, costs and expenses are attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries, including the Issuer’s proportionate share of such amounts relating to such Parent Entity being a Public Company;

(d)          fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such Parent Entity;

(e)          cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of any Parent Entity; and

(f)          amounts that would be permitted to be paid by the Issuer under clause (3), (4), (7), (11) or (12) of Section 4.11(b);

provided that the amount of any dividend or distribution under this clause (13) to permit any such payment shall (x) reduce Consolidated Net Income of the Issuer to the extent, if any, that such payment would have reduced Consolidated Net Income of the Issuer if such payment had been made directly by the Issuer and (y) increase (or, without duplication of any reduction of Consolidated Net Income, decrease) EBITDA to the extent, if any, that Consolidated Net Income is reduced under this clause (13) and such payment would have been added back to (or, to the extent excluded from Consolidated Net Income, would have been deducted from) EBITDA if such payment had been made directly by the Issuer, in each case, in the period such payment is made;

(14)          the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);

(15)          Restricted Payments by the Issuer to any Parent Entity to finance Investments that would otherwise be permitted to be made pursuant to this Section 4.07 if made by the Issuer; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such Parent Entity shall, immediately following the closing thereof, cause (i) all property acquired (whether Equity Interests or other assets) to be contributed to the capital of the Issuer or one of the Restricted Subsidiaries (and which contribution is not an Excluded Contribution) or (ii) the merger or amalgamation of the Person formed or acquired into the Issuer or one of the Restricted Subsidiaries (to the extent not prohibited by Section 5.01) in order to consummate such Investment, (C) such Parent Entity and its Affiliates (other than the Issuer or a Restricted Subsidiary) receive no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Indenture, (D) any property received by the Issuer shall not increase amounts available for Restricted Payments pursuant to clause (3) of Section 4.07(a) or any other provision of this Section 4.07(b) and (E) such Investment shall have been permitted by and shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this Section 4.07 (other than pursuant to clause (9) of this Section 4.07(b)) or pursuant to the definition of “Permitted Investments” pursuant to which the Issuer would have been entitled to have made such Investment if made by the Issuer;

(16)          other Restricted Payments; provided that after giving pro forma effect thereto and the incurrence of any Indebtedness, the proceeds of which are used to make such Restricted Payment, (i) with respect to any Restricted Payment by the Issuer or any of its Restricted Subsidiaries (other than OpCo and its Restricted Subsidiaries), the Consolidated Total Debt Ratio of the Issuer and its Restricted Subsidiaries is not greater than 5.00 to 1.00 and (ii) with respect to any Restricted Payment by OpCo or any of its Restricted Subsidiaries, the Consolidated Total Debt Ratio of OpCo and its Restricted Subsidiaries is not greater than 5.00 to 1.00;

(17)          the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any Parent Entity to fund a payment of dividends on such company’s common stock), following consummation of the first public offering of the Issuer’s common stock or the common stock of any Parent Entity after the Issue Date, of up to 6.0% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 (or comparable form) and other than any public sale constituting an Excluded Contribution;

(18)          any Restricted Payment made in connection with (a) the Dividend Transactions and (b) the spin-off or other distribution of all or any portion of Banner Assets; and

(19)          the redemption, defeasance, repurchase, exchange or other acquisition or retirement of Subordinated Indebtedness of the Issuer in an aggregate amount at any one time outstanding taken together with all other redemptions, defeasances, repurchases, exchanges or other acquisitions or retirements of Subordinated Indebtedness made pursuant to this clause (19) not to exceed the greater of (x) $65,000,000 and (y) 3.00% of Total Assets at the time of such redemption, defeasance, repurchase, exchange or other acquisition or retirement of Subordinated Indebtedness;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (9), (16) and (19) of this Section 4.07(b), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)          For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment or Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (19) of Section 4.07(b) and/or one or more of the exceptions contained in the definition of “Permitted Investments,” or is permitted pursuant to Section 4.07(a), the Issuer will be entitled to divide or classify such Restricted Payment or Investment (or portion thereof) on the date made or later divide or reclassify such Restricted Payment or Investment (or portion thereof) among such clauses (1) through (19) of Section 4.07(b) and Section 4.07(a) and/or one or more of the exceptions contained in the definition of “Permitted Investments,” in any manner that complies with this Section 4.07.

(d)          The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall be permitted only if a Restricted Payment or Permitted Investment in such amount would be permitted at such time, whether pursuant to Section 4.07(a) or under clause (8), (9) or (16) of Section 4.07(b), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(e)          Notwithstanding the provisions set forth above, the Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Equity Restricted Payment if (i) the Issuer has paid (or, if applicable, has elected to pay) all or any portion of the interest due on the Notes in the form of PIK Interest on the interest payment date immediately preceding the date (or occurring on the date) of the proposed Equity Restricted Payment or (ii) if, as of the date of the proposed Equity Restricted Payment, the Issuer has elected to pay all or any portion of the interest due on the Notes on any future interest payment date in the form of PIK Interest (or has delivered a notice to pay all or any portion of the interest due on the Notes in the form of PIK Interest in respect of any future interest payment date).

Section 4.08          Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)          The Issuer shall not, and shall not permit any of the Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:

(1)          (A) pay dividends or make any other distributions to the Issuer or any of the Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity shall not be deemed a restriction on the ability to make distributions on Capital Stock); or

(B)         pay any Indebtedness owed to the Issuer or any of the Restricted Subsidiaries;

(2)          make loans or advances to the Issuer or any of the Restricted Subsidiaries; or

(3)          sell, lease or transfer any of its properties or assets to the Issuer or any of the Restricted Subsidiaries.

(b)          The restrictions in Section 4.08(a) shall not apply to encumbrances or restrictions existing under or by reason of:

(1)          contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation and related Hedging Obligations and the indenture governing the OpCo Notes and the OpCo Notes (and related Guarantees);

(2)          this Indenture, the Notes and any Guarantees;

(3)          Purchase Money Obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature described in clause (3) of Section 4.08(a), in each case, only with respect to the property so acquired;

(4)          applicable law or any applicable rule, regulation or order;

(5)          any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Issuer or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges, amalgamates or consolidates with or into the Issuer or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof); provided that such encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(6)          contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, pending the sale of such assets;

(7)          Secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.09 and Section 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8)          restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)          other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that is permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09;

(10)        customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture;

(11)        customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business to the extent such obligations impose restrictions of the nature described in clause (3) of Section 4.08(a) on the property subject to such lease, sub-lease, license, sub-license or other similar agreement;

(12)          restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of the Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(13)          any encumbrance or restriction with respect to a Restricted Subsidiary that was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Issuer or any other Restricted Subsidiary other than the assets and property of such Subsidiary;

(14)          other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred or issued subsequent to the Issue Date pursuant to the provisions of Section 4.09; provided that in the good faith judgment of the Issuer, determined at the time of the Issuance of such Indebtedness, Disqualified Stock or Preferred Stock that (i) the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than the encumbrances and restrictions contained in the Credit Agreement, together with the security documents associated therewith, or the indenture governing the OpCo Notes, in each case, as in effect on the Issue Date or (ii) such encumbrances or restrictions will not materially impair the Issuer’s ability to make payments under the Notes when due;

(15)          restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect such Receivables Facility; provided that such restrictions apply only to the applicable Receivables Subsidiary participating in such Receivables Facility; and

(16)          any encumbrances or restrictions of the type referred to in clause (1), (2) or (3) of Section 4.08(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in any of clauses (1) through (15) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09          Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)          The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur” and collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness) and the Issuer shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that (i) the Issuer may incur Indebtedness (including Acquired Indebtedness) and issue shares of Disqualified Stock, and any of the Restricted Subsidiaries (other than OpCo and its Restricted Subsidiaries) may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and the Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 and (ii) OpCo may incur Indebtedness (including Acquired Indebtedness) and issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for OpCo and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b)          The provisions of Section 4.09(a) shall not apply to:

(1)          the incurrence of Indebtedness under Credit Facilities by the Issuer or any of the Restricted Subsidiaries and the issuance or creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount outstanding at any one time not to exceed the sum of (x) $2,200,000,000 plus (y) all voluntary prepayments under the Senior Credit Facilities resulting in a permanent reduction of loans thereunder plus (c) an additional amount equal to the maximum principal amount of First Lien Secured Indebtedness that could be incurred such that, after giving effect to the incurrence of such additional amount, OpCo’s Consolidated First Lien Debt Ratio would be no greater than 4.50 to 1.00, in each case outstanding at any one time;

(2)          the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee thereof) and any increase in the principal amount of the Notes and any PIK Notes issued from time to time in respect of any PIK Interest in accordance with the terms of this Indenture (other than any Additional Notes, if any, or guarantees with respect thereto, if any);

(3)          Indebtedness of the Issuer and the Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clause (1) or (2) of this Section 4.09(b));

(4)          Indebtedness (including Capitalized Lease Obligations and Purchase Money Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of the Restricted Subsidiaries to finance the purchase, lease, construction, installation or improvement of property (real or personal), equipment or other asset that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and Indebtedness, Disqualified Stock and Preferred Stock incurred or issued to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under this clause (4); provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred or issued pursuant to this clause (4), when aggregated with the outstanding amount of Indebtedness, Disqualified Stock and Preferred Stock incurred or issued to refund, refinance, replace, renew, extend or defease Indebtedness, Disqualified Stock or Preferred Stock initially incurred or issued in reliance on this clause (4), does not at any time outstanding exceed the greater of $65,000,000 and 3.00% of Total Assets at the time of any incurrence pursuant to this clause (4);

(5)          Indebtedness incurred by the Issuer or any of the Restricted Subsidiaries constituting reimbursement obligations with respect to bankers’ acceptances, bank guarantees, letters of credit, warehouse receipts or similar facilities entered into in the ordinary course of business, (including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims), performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6)          Indebtedness arising from agreements of the Issuer or the Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with any acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(7)          Indebtedness of the Issuer to a Restricted Subsidiary; provided that if any such Indebtedness is owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8)          Indebtedness of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness shall be expressly subordinated in right of payment to the Guarantee of such Guarantor, as the case may be; provided, further, that any subsequent transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9)            shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of the Restricted Subsidiaries or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10)          Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this Section 4.09, exchange rate risk or commodity pricing risk;

(11)          obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Issuer or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, incurred in the ordinary course of business and not in connection with the borrowing of money;

(12)          (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount not to exceed the Available Amount determined in accordance with clause (3) of Section 4.07(a) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued pursuant to this clause (12)(b), does not at any time outstanding exceed the greater of (x) $105,000,000 and (y) 5.00% of Total Assets at the time of any incurrence pursuant to this clause (12)(b) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued pursuant to this clause (12)(b) shall cease to be deemed incurred or issued for purposes of this clause (12)(b) but shall be deemed incurred pursuant to Section 4.09(a) from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 4.09(a) without reliance on this clause (12)(b); provided that, in the case of any such Indebtedness incurred in reliance on this clause (12)(b) that is secured by a Lien, the foregoing reclassification shall only be effective if and to the extent that the Issuer and the Restricted Subsidiaries would be able to incur (and as a result of such reclassification are deemed to have incurred) such Lien in accordance with the provisions of this Indenture;

(13)        the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or the issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock or Preferred Stock that serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under Section 4.09(a) or clause (2), (3) or (12)(a) above, this clause (13) or clause (14) or (19) of this Section 4.09(b) or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund, refinance, replace, renew, extend or defease such Indebtedness, Disqualified Stock or Preferred Stock, including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A)         has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased,

(B)          to the extent such Refinancing Indebtedness refunds, refinances, replaces, renews, extends or defeases (i) Indebtedness subordinated to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated to the Notes or the Guarantees at least to the same extent as the Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(C)          shall not include:

(i)            to the extent applicable, Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or

(ii)           Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided, further, that subclause (A) of this clause (13) will not apply to any refunding, refinancing, replacement, renewal, extension or defeasance of any Secured Indebtedness;

(14)        Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or Investment or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into, amalgamated with or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture to the extent such Indebtedness was not incurred in contemplation of such acquisition, merger, amalgamation or consolidation; provided that, in the case of clause (x), after giving pro forma effect to such acquisition, amalgamation, merger or consolidation, either

(A)          (x) in the case of Indebtedness of the Issuer and any of its Restricted Subsidiaries (other than OpCo and its Restricted Subsidiaries), the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of Section 4.09(a) and (y) in the case of Indebtedness of OpCo and its Restricted Subsidiaries, OpCo would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (ii) of Section 4.09(a), or

(B)          (x) in the case of Indebtedness of the Issuer and any of its Restricted Subsidiaries (other than OpCo and its Restricted Subsidiaries), the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than such Fixed Charge Coverage Ratio immediately prior to such Investment, acquisition, amalgamation, merger or consolidation and (y) in the case of Indebtedness of OpCo and its Restricted Subsidiaries, the Fixed Charge Coverage Ratio of OpCo and its Restricted Subsidiaries is equal to or greater than such Fixed Charge Coverage Ratio immediately prior to such Investment, acquisition, amalgamation, merger or consolidation;

(15)          cash management obligations and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements, in each case incurred in the ordinary course of business;

(16)          Indebtedness of the Issuer or any of the Restricted Subsidiaries supported by a letter of credit issued pursuant to Credit Facilities incurred pursuant to clause (1) of this Section 4.09(b), in a principal amount not in excess of the stated amount of such letter of credit and only so long as such letter of credit has not been terminated;

(17)          any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the incurrence of such guaranteed Indebtedness is permitted under the terms of this Indenture and, in the case of any such guarantee by a Restricted Subsidiary, such Restricted Subsidiary is in compliance with Section 4.15;

(18)          Indebtedness of Restricted Subsidiaries at any one time outstanding not to exceed, in the aggregate, the greater of (x) $65,000,000 and (y) 3.00% of Total Assets at the time of any incurrence under this clause (18) (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of Section 4.09(a) from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness under Section 4.09(a));

(19)          Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or Investment in a principal amount not to exceed the greater of (x) $85,000,000 and (y) 4.00% of Total Assets in the aggregate at any one time outstanding together with all other outstanding Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (19) and any outstanding Indebtedness under clause (13) incurred to refund, refinance, replace, renew, extend or defease Indebtedness initially incurred in reliance on this clause (19);

(20)          Indebtedness of the Issuer or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(21)          Indebtedness of the Issuer or any of the Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business;

(22)          Indebtedness consisting of Indebtedness issued by the Issuer or any of the Restricted Subsidiaries to future, current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer, a Restricted Subsidiary or any Parent Entity to the extent described in clause (4) of Section 4.07(b);

(23)          any obligation, or guaranty of any obligation, of the Issuer or any Restricted Subsidiary to reimburse or indemnify a Person extending credit to customers of the Issuer or a Restricted Subsidiary incurred in the ordinary course of business as part of a Similar Business for all or any portion of the amounts payable by such customers to the Person extending such credit;

(24)          [reserved];

(25)          Indebtedness to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that the terms of such Indebtedness are consistent with those entered into with respect to similar Indebtedness prior to the Issue Date, including that (1) the repayment of such Indebtedness is conditional upon such customer ordering a specific volume of goods and (2) such Indebtedness does not bear interest or provide for scheduled amortization or maturity;

(26)          Indebtedness incurred in connection with a Sale and Lease-Back Transaction;

(27)          (i) Indebtedness in respect of working capital and similar facilities of any Restricted Subsidiary organized or formed in a jurisdiction other than the Netherlands, the United States, Canada, The United Kingdom and Puerto Rico in an aggregate principal amount not to exceed at any time outstanding the greater of (A) $65,000,000 and (B) 3.00% of Total Assets at the time of any incurrence under this clause (27) and (ii) any refunding, refinancing, replacement, renewal, extension or defeasance in respect of any such Indebtedness (it being understood that such refinancing Indebtedness shall be taken into account in future determinations of Indebtedness incurred under this clause (27) for purposes of the cap set forth herein);

(28)          Indebtedness of the Issuer or any Restricted Subsidiary consisting of loans made, issued or guaranteed by a Governmental Authority of the United States, Canada, Puerto Rico, the United Kingdom, Germany, Italy, France, Switzerland or Singapore that does not exceed in the aggregate at any time outstanding the greater of (x) $45,000,000 and (y) 2.00% of Total Assets at the time of any incurrence under this clause (28) and (ii) any refunding, refinancing, replacement, renewal, extension or defeasance in respect of such Indebtedness (it being understood that such refinancing Indebtedness shall be taken into account in future determinations of Indebtedness incurred under this clause (28) for purposes of the cap set forth herein); and

(29)          Indebtedness of a Receivables Subsidiary under a Receivables Facility.

(c)          For purposes of determining compliance with this Section 4.09:

(1)            in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (29) of Section 4.09(b) or is entitled to be incurred pursuant to Section 4.09(a), the Issuer, in its sole discretion, shall classify, and may later reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or paragraphs; provided that all Indebtedness outstanding under the Senior Credit Facilities on the OpCo Release Date will be treated as incurred under clause (1) of Section 4.09(b) and would not be reclassified; and

(2)          at the time of incurrence, the Issuer shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.09(a) and 4.09(b).

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness (including any PIK Interest), Disqualified Stock or Preferred Stock, as applicable, shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.09. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (1), (4), (12), (27) and (28) above shall be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, accrued and unpaid interest, fees and expenses in connection with such refinancing.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Notwithstanding anything to the contrary, the Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee, if any, to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

For the purposes of this Indenture, (1) Indebtedness that is unsecured is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured and (2) senior Indebtedness is not deemed to be subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 4.10         Asset Sales.

(a)          The Issuer shall not, and shall not permit any Restricted Subsidiary to, consummate, directly or indirectly, an Asset Sale, unless:

(1)          the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2)          except in the case of a Permitted Asset Swap, an involuntary disposition or any Asset Sale (i) by the Issuer or any of its Restricted Subsidiaries (other than OpCo and its Restricted Subsidiaries) where the Consolidated Total Debt Ratio of the Issuer and its Restricted Subsidiaries is less than or equal to 5.50 to 1.00 and (ii) by OpCo or any of its Restricted Subsidiaries where the Consolidated Total Debt Ratio of OpCo and its Restricted Subsidiaries is less than or equal to 5.50 to 1.00, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a)          any liabilities (as reflected on the Issuer’s or OpCo’s, as applicable, most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s or OpCo’s, as applicable, consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or the Guarantee, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which the Issuer and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing;

(b)          any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents or by their terms are required to be satisfied by cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale; and

(c)          any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $105,000,000 and 5.00% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value;

shall be deemed to be cash for purposes of this provision and for no other purpose.

(b)          Within 395 days after the Issuer’s or any Restricted Subsidiary’s receipt of any Net Proceeds of any Asset Sale (the “Application Period”), the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

(1)          to permanently repay or reduce:

(a)          Obligations under a Credit Facility to the extent such Obligations were incurred under clause (1) of Section 4.09(b) and to correspondingly reduce any outstanding commitments with respect thereto;

(b)          Obligations under Secured Indebtedness of the Issuer or a Guarantor, and to correspondingly reduce any outstanding commitments with respect thereto;

(c)          Obligations under the Notes or any other Indebtedness (other than Subordinated Indebtedness) of the Issuer (and, in the case of other Senior Indebtedness, to correspondingly reduce any outstanding commitments with respect thereto, if applicable); provided that if the Issuer shall so repay any Senior Indebtedness other than the Notes, the Issuer shall either reduce Obligations under the Notes on a pro rata basis by, at its option, (x) redeeming Notes as described under Section 3.07 or (y) purchasing Notes through open-market purchases, at a price equal to or higher than 100% of the principal amount thereof, or making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes on a ratable basis with such other Senior Indebtedness for no more than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Notes to be repurchased; or

(d)          Indebtedness of a Restricted Subsidiary, other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

(2)          to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other property or assets (other than Capital Stock), in the case of each of clauses (a), (b) and (c), either (i) that is used or useful in a Similar Business or (ii) that replace the businesses, properties and/or assets that are the subject of such Asset Sale; any businesses, properties or assets acquired pursuant to clause (a), (b) or (c) (together, the “Additional Assets”); provided that, in the case of this clause (2), a binding commitment to acquire Additional Assets shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds shall be applied to satisfy such commitment within 180 days of the end of the Application Period (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds to the extent the Application Period has expired; or

(3)          any combination of the foregoing;

provided that if at any time during the Application Period (i) with respect to any Asset Sale by the Issuer or any of its Restricted Subsidiaries (other than OpCo and its Restricted Subsidiaries) the Consolidated Total Debt Ratio of the Issuer and its Restricted Subsidiaries is less than or equal to 5.50 to 1.00 and (ii) with respect to any Asset Sale by OpCo or any of its Restricted Subsidiaries where the Consolidated Total Debt Ratio of OpCo and its Restricted Subsidiaries is less than or equal to 5.50 to 1.00, the Net Proceeds shall be deemed to have been applied in accordance with this Section 4.10 and the amount of Excess Proceeds shall be reset at zero.

(c)          Any Net Proceeds from Asset Sales that are not invested or applied as provided and within the time period set forth in the first sentence of clause (c) above will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25,000,000, the Issuer shall make an offer to all Holders and, if required or permitted by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount (or accreted value, as applicable) of the Notes and such Pari Passu Indebtedness, with respect to the Notes only, that is equal to $1,000 or an integral multiple of $1,000 in excess thereof (or if a PIK Payment is made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof), that may be purchased out of the Excess Proceeds at an offer price, with respect to the Notes only, in cash in an amount equal to 100% of the principal amount thereof (or accreted value, as applicable), plus accrued and unpaid interest, if any, to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture and, if applicable, the other documents governing the applicable Pari Passu Indebtedness. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $25,000,000 by transmitting electronically or mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to any Net Proceeds (the “Advance Portion”) prior to the expiration of the Application Period with respect to all or a part of the available Net Proceeds in advance of being required to do so by this Indenture (the “Advance Offer”).

(d)          To the extent that the aggregate principal amount (or accreted value, as applicable) of Notes and, if applicable, Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Issuer may use any remaining Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) in any manner not prohibited by this Indenture. If the aggregate principal amount (or accreted value, as applicable) of Notes or the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds (or, in the case of an Advance offer, the Advance Portion), the Trustee shall select the Notes and the Issuer or the representative of such Pari Passu Indebtedness shall select such Pari Passu Indebtedness to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered; provided that no Notes of $2,000 or less shall be repurchased in part (or if a PIK Payment has been made, no Notes of $1.00 or less shall be redeemed or repurchased in part). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero, and in the case of an Advance Offer, the amount of Net Proceeds the Issuer is offering to apply in such Advance Offer shall be excluded in subsequent calculations of Excess Proceeds.

(e)          Pending the final application of any Net Proceeds pursuant to this Section 4.10, the Issuer or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(f)          The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer, including any applicable laws and regulations in the Netherlands. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

Section 4.11          Transactions with Affiliates.

(a)          The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10,000,000, unless:

(1)          such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2)          the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25,000,000, a resolution adopted by the majority of the Board of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a).

(b)          The provisions of Section 4.11(a) shall not apply to the following:

(1)          (i) transactions between or among the Issuer or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction, so long as such transaction is otherwise consummated in compliance with this Indenture and (ii) any merger, amalgamation or consolidation with any Parent Entity, provided that such Parent Entity shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, amalgamation or consolidation is otherwise consummated in compliance with this Indenture;

(2)          Restricted Payments permitted by Section 4.07 or the definition of “Permitted Investments” (other than Investments permitted solely by reason of clause (3) thereof);

(3)          (i) the payment of indemnification and other similar amounts to the Investors and reimbursement of expenses of the Investors approved by, or pursuant to arrangements approved by, the Board of the Issuer and (ii) so long as no Event of Default under clauses (4) or (6) under “Events of Default and remedies” is occurring, the payment of management fees not to exceed the management fees payable pursuant to the management agreement dated March 11, 2014 between the Investors and OpCo, as amended and supplemented;

(4)          the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided to or on behalf of, or for the benefit of, former, current or future officers, directors, employees or consultants of the Issuer or any of the Restricted Subsidiaries or any Parent Entity;

(5)          transactions in which the Issuer or any of the Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6)          any agreement or arrangement as in effect as of the OpCo Release Date, as the same may be amended after the OpCo Release Date, so long as such amendments thereto, when taken as a whole, are not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement or arrangement as in effect on the OpCo Release Date;

(7)          the existence of, or the performance by the Issuer or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or the equivalent thereof (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the OpCo Release Date, and any amendment thereto or any similar agreement that it may enter into thereafter; provided, however, that any such amendment and any similar agreement shall not contain terms that, when taken as a whole, are disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable stockholder agreement or the equivalent thereof as in effect on the OpCo Release Date;

(8)          transactions with customers, clients, suppliers or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture and that are fair to the Issuer and the Restricted Subsidiaries, in the reasonable determination of the Board of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(9)          the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer and the granting and performing of reasonable and customary registration rights with respect to such Equity Interests;

(10)        sales of accounts or loans receivable, or participations therein, in connection with any Receivables Facility;

(11)        payments by the Issuer or any of the Restricted Subsidiaries to the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures; provided that such payments are approved by a majority of the Board of the Issuer in good faith;

(12)          payments or loans (or cancellation of loans) to employees, directors or consultants of the Issuer, any of the Restricted Subsidiaries or any Parent Entity and employment agreements, stock option plans and other similar arrangements with such employees, directors or consultants that, in each case, are approved by the Issuer in good faith;

(13)          investments by the Investors in securities of the Issuer or any of the Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Investors in connection therewith) so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed issue amount of such class of securities;

(14)          payments to, or on behalf of, any future, current or former employee, director, officer or consultant of the Issuer, any of its Subsidiaries or any Parent Entity pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any health, disability and similar insurance or benefit plans or supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers or consultants that are, in each case, approved by the Issuer in good faith;

(15)          transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Issuer solely because the Issuer owns any Equity Interest in, or controls, such Person; provided that, no Affiliate of the Issuer, other than the Issuer or a Restricted Subsidiary, shall have a beneficial interest or otherwise participate in such Person other than through such Affiliate’s ownership of the Issuer;

(16)          payments by the Issuer (and any Parent Entity) and their respective Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such Parent Entity) and their respective Subsidiaries; provided that in each case the amount of such payments meets the requirements set forth in clause (13)(b) of Section 4.07(b); and

(17)          intellectual property licenses entered into in the ordinary course of business;

(18)          [reserved];

(19)          transactions between the Issuer or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because a director of which is also a director of the Issuer or any Parent Entity; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent of the Issuer, as the case may be, on any matter involving such other Person; and

(20)          the pledge of Equity Interests of an Unrestricted Subsidiary to its lenders to support the Indebtedness of such Unrestricted Subsidiary owed to such lenders.

Section 4.12         Liens.

(a)          The Issuer shall not, and shall not permit any Restricted Subsidiary that is a Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) (each, an “Initial Lien”) that secures Obligations under any Indebtedness on any asset or property of the Issuer or any Guarantor Restricted Subsidiary, if any, unless the Notes (or the related Guarantee in the case of Liens on assets of a Guarantor, if any) are equally and ratably secured with (or, in the event the Lien relates to Subordinated Indebtedness, are secured on a senior basis to) the Obligations so secured.

(b)          Any Lien created for the benefit of the Holders pursuant to Section 4.12(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien that gave rise to the obligation to so secure the Notes and the Guarantees, if any.

Section 4.13         Corporate Existence.

Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its company existence, and the corporate, partnership, limited liability company or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended, supplemented or otherwise modified from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Issuer and the Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of the Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Restricted Subsidiaries, taken as a whole.

Section 4.14         Offer to Repurchase Upon Change of Control.

(a)          If a Change of Control occurs, unless the Issuer has, prior to or concurrently with the time the Issuer is required to make a Change of Control Offer, delivered electronically or mailed a redemption notice with respect to all the outstanding Notes as described under Section 3.07 or Article 11, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1)          that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment by the Issuer;

(2)          a description of the transaction or transactions constituting a Change of Control;

(3)          the purchase price and the purchase date, which will be no earlier than 20 Business Days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(4)          that any Note not properly tendered will remain outstanding and continue to accrue interest;

(5)          that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(6)          that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed or otherwise in accordance with the procedures of DTC, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(7)          that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder or otherwise in accordance with the procedures of DTC, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(8)          that if less than all of such Holder’s Notes are tendered for purchase, such Holder shall be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; provided that the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000 (or if a PIK Payment has been made, $1.00 and any integral multiple of $1.00 in excess thereof);

(9)          if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and, if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the notice is mailed) as the Change of Control shall occur, or that such purchase may not occur and such notice may be rescinded in the event that the Issuer shall determine that the Change of Control will not occur by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(10)        such other instructions, as determined by the Issuer, consistent with this Section 4.14, that a Holder must follow.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

(b)          On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,

(1)          accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)          deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3)          deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(c)          The Issuer shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d)          With respect to the Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third-party making a Change of Control Offer in lieu of the Issuer as described in clause (c) above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third-party shall have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days have elapsed since such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to the Redemption Date.

(e)          Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section 4.15         Additional Guarantees.

The Notes will not be Guaranteed by any of the Issuer’s Subsidiaries on the Issue Date. After the Issue Date, the Issuer shall cause each Restricted Subsidiary that guarantees the payment of (i) any Indebtedness of the Issuer under any Credit Facility incurred pursuant to clause (1) of Section 4.09(b) or (ii) capital markets Indebtedness of the Issuer in an aggregate principal amount in excess of $75,000,000, in each case, after the Issue Date to, as promptly as reasonably practicable, execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee payment of the Notes and all Obligations in respect of the Notes on the same terms and conditions as those set forth in this Indenture.

Any future Guarantees provided by Subsidiaries of the Issuer organized in Austria may be Limited Guarantees that are limited on a basis consistent with the limited guarantees of the OpCo Notes provided by the limited guarantors of the OpCo Notes organized or formed in Austria on the OpCo Release Date. Furthermore, future Guarantees provided by Subsidiaries of the Issuer organized or formed in jurisdictions other than the United States (including Puerto Rico), Canada, the United Kingdom, the Netherlands and the Cayman Islands may be Limited Guarantees if the Board of the Issuer or the senior management thereof, in consultation with local counsel, makes a reasonable determination that such limitations are required due to legal requirements within such jurisdiction.

Section 4.16          Suspension of Covenants.

(a)          If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then, the Issuer and the Restricted Subsidiaries will not be subject to Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.15 and clause (4) of Section 5.01(a) (collectively, the “Suspended Covenants”) beginning on the Suspension Date and continuing until the Reversion Date (as defined below). Upon the occurrence of a Covenant Suspension Event (the date of such occurrence, the “Suspension Date”), the amount of Excess Proceeds from Net Proceeds shall be set at zero.

(b)          In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date” and the period of time between the Suspension Date and the Reversion date, the “Suspension Period”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events.

(c)          Notwithstanding that the Suspended Covenants may be reinstated, no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or any Guarantees with respect to the Suspended Covenants, and none of the Issuer or any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising during the Suspension Period, in each case as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(d)          On the Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period shall be classified to have been incurred or issued pursuant to clause (3) of Section 4.09(b). On the Reversion Date, all Liens created, incurred or assumed during the Suspension Period in compliance with this Indenture will be deemed to have been outstanding on the OpCo Release Date, so that they are classified as permitted under clause (7) of the definition of “Permitted Liens.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though Section 4.07 had been in effect prior to, but not during, the Suspension Period. No Subsidiaries shall be designated as Unrestricted Subsidiaries during the Suspension Period. In addition, the obligation to deliver Guarantees, if any, shall be reinstated upon the Reversion Date. On the Reversion Date, the amount of the Excess Proceeds shall be reset at zero. Any Affiliate Transaction entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (6) of Section 4.11(b). Any encumbrance or restriction on the ability of any Restricted Subsidiary to take any action described in clauses (1) through (3) of Section 4.08(a) that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to Section 4.08(a).

(e)          The Issuer shall deliver promptly to the Trustee an Officer’s Certificate notifying it of any such occurrence under this Section 4.16. The Trustee shall have no duty to monitor any of the events or notify the Holders of any occurrence under this Section 4.16.

Section 4.17          Withholding Taxes.

(a)          All payments made by or on behalf of the Issuer or any Guarantor under or with respect to the Notes or any Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future Taxes unless required by law or by the interpretation or administration thereof. If any such withholding or deduction is required for or on account of Taxes imposed by (i) the Netherlands or any political subdivision or Taxing Authority thereof or therein, (ii) any jurisdiction from or through which such payment is made or any political subdivision or Taxing Authority thereof or therein, or (iii) any other jurisdiction in which the Issuer or such Guarantor is incorporated, formed, organized, resident or doing business for tax purposes or any political subdivision or Taxing Authority thereof or therein (each of (i), (ii) and (iii) a “Relevant Taxing Jurisdiction”), from any payment made under or with respect to the Notes or under any Guarantee (including payments of principal, redemption price, interest or premium (if any)), the Issuer or such Guarantor, as the case may be, shall pay (together with such payments) such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of Notes (including Additional Amounts) after such withholding or deduction shall equal the amount the holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to:

(1)          any Tax that would not have been imposed but for the existence of any present or former connection between the Holder or the beneficial owner of such Notes (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, or possessor of power over the Holder or beneficial owner, if such Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, the Relevant Taxing Jurisdiction) other than a connection arising from the mere acquisition, ownership, holding or disposition of the Notes or enforcement of rights under the Notes or any Guarantee or the receipt of payments under or in respect of the Notes or any Guarantee;

(2)          any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of Notes to satisfy any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such Holder or beneficial owner which is required by applicable law, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes, but in each case, only to the extent such Holder or beneficial owner is legally eligible to provide such certification or other documentation; provided, however, that the Issuer has delivered a request to the Holder to comply with such requirements at least 30 days prior to the date by which such compliance is required;

(3)          any Tax that would not have been imposed if the presentation of Notes (where presentation is required) for payment had occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had the Note been presented within such 30-day period);

(4)          any Tax payable otherwise than by deduction or withholding in respect of a payment on the Notes or any Guarantee;

(5)          any estate, inheritance, gift, value added, personal, property, sales (including any goods and services/harmonized sales), transfer, or similar Tax;

(6)          any Tax imposed in respect of a payment to a Holder or beneficial owner and required to be withheld or deducted pursuant to the Savings Directive that was adopted by the ECOFIN Council of the European Union (the Counsel of EU finance and economic ministers) on June 3, 2003, or any other directive implementing the conclusions of the ECOFIN meeting of November 26–27, 2000, or any law implementing or complying with, or introduced in order to conform to, the Savings Directive;

(7)          any Tax that could have been avoided by the presentation of Notes (where presentation is required) for payment to another paying agent in a member state of the European Union;

(8)          any Tax imposed pursuant to Sections 1471 through 1474 of the Code as of the Issue Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code as of the Issue Date (or any amended or successor version described above) or any legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of the foregoing; or

(9)          any combination of (1) through (8) above.

(b)          In addition, Additional Amounts shall not be payable with respect to any payment to any Holder who is a fiduciary or a partnership or other than the beneficial owner of such Notes, to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or the beneficial owner of such Notes would not have been entitled to the payment of Additional Amounts had such beneficiary, settlor, member or beneficial owner held such Notes directly.

(c)          The applicable withholding agent shall (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Issuer or any Guarantor, as applicable, shall use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and shall provide such certified copies to the Trustee. If certified copies of such tax receipts are not reasonably obtainable, the Issuer or such Guarantor, as applicable, shall provide the Trustee other evidence of payment reasonably satisfactory to the Trustee. Such certified copies or other evidence shall be made available to Holders upon request.

(d)          Whenever in this Indenture, the Notes or any Guarantee there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, premium (if any), interest or of any other amount payable under or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)          The Issuer shall pay any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes which arise in any jurisdiction from the execution, issuance, delivery, registration or enforcement of the Notes, any Guarantee, this Indenture, or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes, excluding any such Taxes imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction but not excluding any such Taxes resulting from, or required to be paid in connection with, the enforcement of the Notes, any Guarantee, this Indenture or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes or any Guarantee.

(f)          The foregoing obligations shall survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any successor to the Issuer or any Guarantor and to any jurisdiction in which any such successor is incorporated, organized, formed, resident or doing business for tax purposes, or any jurisdiction from or through which such any successor makes payment on the Notes or any Guarantee, and any political subdivision or Taxing Authority thereof or therein.

ARTICLE 5

SUCCESSORS

Section 5.01          Merger, Consolidation or Sale of All or Substantially All Assets.

(a)          The Issuer shall not consolidate, merge or amalgamate with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and the Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1)          the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, the Netherlands, the United Kingdom, any member state of the European Union, Canada or any state, territory, province or possession thereof (such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Notes shall be a corporation;

(2)          the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)          immediately after such transaction, no Default exists;

(4)          immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A)          the Successor Company or the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of Section 4.09(a), or

(B)          the Fixed Charge Coverage Ratio for the Issuer (or the Successor Company, as applicable) and the Restricted Subsidiaries on a consolidated basis would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries on a consolidated basis immediately prior to such transaction;

(5)          each Guarantor (if any), unless it is the other party to the transactions described above, in which case clause (1)(B) of Section 5.01(c) shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(6)          the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures or other documents and instruments, if any, comply with this Indenture.

(b)         The Successor Company shall succeed to, and be substituted for, the Issuer under this Indenture and the Notes, and, except in the case of a lease, the Issuer shall automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding clauses (3) and (4) of Section 5.01(a),

(1)          any Restricted Subsidiary may consolidate or amalgamate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer or any Restricted Subsidiary; and

(2)          the Issuer may consolidate, amalgamate or merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in any state in the United States, the District of Columbia or any territory thereof, the Netherlands, the United Kingdom, any member state of the European Union or Canada or any state, territory, province or possession thereof, so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby.

(c)         Subject to Section 10.06, no Guarantor shall, and the Issuer shall not permit any such Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)          (A)          such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized, formed or existing under (i) the laws of the jurisdiction of organization of such Guarantor or (ii) the laws of the United States, any state thereof, the District of Columbia or any territory thereof, the Netherlands, the United Kingdom, any member state of the European Union, Canada, Puerto Rico, Cayman Islands, Austria or any state, territory, province or possession thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(B)          the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(C)          immediately after such transaction, no Default exists; and

(D)          the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures or other documents and instruments, if any, comply with this Indenture; or

(2)          the transaction is made in compliance with Section 4.10.

(d)         Subject to Section 10.06 of this Indenture, the Successor Guarantor shall succeed to, and be substituted for, such Guarantor under this Indenture, and such Guarantor’s Guarantee, and such Guarantor shall automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any such Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer or (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing such Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, the Netherlands, the United Kingdom, any member state of the European Union, Canada, Puerto Rico, Cayman Islands, Austria or any state, territory, province or possession thereof so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby.

Section 5.02         Successor Corporation Substituted.

Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Issuer is merged or amalgamated or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01          Events of Default.

(a)          An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)          default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)          default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)          failure by the Issuer or any Restricted Subsidiary for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in this Indenture or the Notes; provided that, in the case of Section 4.03, such period of continuance for such default or breach shall be 90 days after receipt of written notice described in this clause (3);

(4)          default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of the Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of the Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(i)           such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(ii)          the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is, in the aggregate, $75,000,000 or more at any one time outstanding;

(5)          failure by the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $75,000,000 or more (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;

(6)         the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:

(i)           commences proceedings to be adjudicated bankrupt or insolvent;

(ii)          consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii)         consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv)         makes a general assignment for the benefit of its creditors; or

(v)          generally is not paying its debts as they become due;

(7)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)           is for relief against the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary) in a proceeding in which the Issuer or any such Restricted Subsidiary that is a Significant Subsidiary or any such group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(ii)          appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary), or for all or substantially all of the property of the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary); or

(iii)         orders the liquidation of the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(8)          the Guarantee, if any, of any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any such group of Restricted Subsidiaries), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture.

(b)          In the event of any Event of Default specified in clause (4) of Section 6.01(a), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1)          the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)          the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)          the default that is the basis for such Event of Default has been cured.

Section 6.02         Acceleration.

If any Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01(a)) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of Section 6.01(a), all outstanding Notes shall be due and payable immediately without further action or notice.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, if any, or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03         Other Remedies.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04         Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer); provided, subject to Section 6.02, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05         Control by Majority.

Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee in accordance with the terms of this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such direction is unduly prejudicial to such Holders) or that would involve the Trustee in personal liability.

Section 6.06         Limitation on Suits.

Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)          such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)          Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3)          Holders have offered and, if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense in relation to such Holder’s pursuit of such remedy;

(4)          the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)          Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee has no affirmative duty to ascertain whether or not any such use by any Holder is prejudicial to another Holder).

Section 6.07         Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09         Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10         Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11         Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to them for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13         Priorities.

With respect to any money or property collected by the Trustee pursuant to this Article 6 and any money or other property distributable in respect of the Issuer’s Obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST: to pay Obligations in respect of any reasonable expense reimbursements or indemnities then due to the Trustee (including any predecessor trustee and the fees and expenses of its agents and counsel);

SECOND: to pay Obligations in respect of any reasonable expense reimbursements or indemnities then due to the Holders;

THIRD: to pay interest then due and payable in respect of the Notes;

FOURTH: to pay or prepay principal payments in respect of the Notes;

FIFTH: to pay all other Obligations with respect to the Notes, the Guarantees and this Indenture; and

SIXTH: to the Issuer or such other persons who shall be entitled thereto;

provided, however, that if sufficient funds are not available to fund all payments required to be made in any of clauses FIRST through FIFTH above, the available funds being applied to the Obligations specified in any such clause (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the relevant party’s interest in the aggregate outstanding Obligations described in such clause.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13.

Section 6.14         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01          Duties of Trustee.

  (a)          If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

  (b)          Except during the continuance of an Event of Default:

(i)       the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)      in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

  (c)          The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)       this paragraph does not limit the effect of paragraphs (b) and (d) of this Section 7.01;

(ii)      the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)     the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

  (d)          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

  (e)          Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

  (f)          The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have (a) offered to the Trustee indemnity or security satisfactory to the Trustee against any cost, loss, liability or expense which might be incurred by it in compliance with such request or directive and (b) otherwise complied with the terms of this Indenture, including, but not limited to, providing proof of holdings satisfactory to the Trustee.

  (g)          The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02          Rights of Trustee.

  (a)          The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

  (b)          Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel, at the Issuer’s expense, shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

  (c)          The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through attorneys and agents, at the Issuer’s expense, and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

  (d)          The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

  (e)          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

  (f)          The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

  (g)          In no event shall the Trustee be responsible or liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

  (h)          The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

  (i)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

  (j)          The Trustee may request that the Issuer and any Guarantor deliver a certificate setting forth the names of the individuals and/or titles of Officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any certificate previously delivered and not superseded.

  (k)          Delivery of reports, information and documents to the Trustee pursuant to Section 4.03 is for informational purposes only and shall not constitute actual or constructive knowledge of, or notice to, the Trustee of the information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

  (l)          Notwithstanding anything to the contrary contained in this Indenture, the Issuer, the Trustee and any Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed from principal or interest payments hereunder. The Issuer, the Trustee and the Paying Agent shall reasonably cooperate with each other and shall provide each other with copies of documents or information reasonably necessary for each of the Issuer, the Trustee and the Paying Agent to comply with any withholding tax or tax information reporting obligations imposed on any of them, including any obligations imposed pursuant to an agreement with a governmental authority.

Section 7.03         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09.

Section 7.04         Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity, sufficiency or adequacy of this Indenture and the Notes and it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Issuer’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, covenant or agreement of any Person, other than the Trustee, made in this Indenture.

No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which, as a result thereof, the Trustee shall become subject to service of process, taxation or other consequences that, in the sole determination of the Trustee, are adverse to the Trustee, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation.

Section 7.05         Notice of Defaults.

If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail or otherwise deliver in accordance with the procedures of DTC to Holders a notice of the Default within 90 days after it is known to the Trustee, unless such Default shall have been cured or waived. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and for so long as it in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06         Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services provided hereunder as Trustee and Paying Agent as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by them in addition to the compensation for their services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors, if any, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claim, liability or expense (including fees and expenses of counsel), including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with this Indenture, the Notes, the acceptance or administration of the trust or trusts hereunder and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture and the other Notes Documents against the Issuer or any of the Guarantors, if any, (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, the Issuer, any Guarantor, if any, or any other Person or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder or under the other Notes Documents). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer and the Guarantors, if any, shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence pursuant to a court ruling.

The obligations of the Issuer and the Guarantors, if any, under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee or the termination for any reason of this Indenture.

To secure the payment obligations of the Issuer and the Guarantors, if any, in this Section 7.06, the Trustee shall have a Lien prior to the Notes and rights of the Holders on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee or the termination for any reason of this Indenture.

When the Trustee incurs expenses or renders services upon and after an Event of Default specified in Section 6.01(a)(6) or (7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses with priority pursuant to any Bankruptcy Law.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.07         Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a)          the Trustee fails to satisfy the eligibility requirements set forth in Section 7.09;

(b)          the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)          a custodian or public officer takes charge of the Trustee or its property; or

(d)          the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08         Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.09         Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01         Option to Effect Legal Defeasance and Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02         Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture, including the obligations of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute such instruments as reasonably requested by the Issuer acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)          the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(b)          the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)          the rights, powers, trusts, duties and immunities of the Trustee, any Agent, and the Issuer’s obligations in connection therewith; and

(d)          this Section 8.02.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03         Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 and clauses (4) and (5) of Section 5.01(a) and Section 5.01(b) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(3), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6) (solely with respect to Significant Subsidiaries (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary)), 6.01(a)(7) (solely with respect to Significant Subsidiaries (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary)) and 6.01(a)(8) shall not constitute Events of Default.

Section 8.04         Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

(1)          the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

(2)          in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel from the United States and the Netherlands who is reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A)          in the case of U.S. counsel, the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and

(B)          in the case of Dutch counsel, the Issuer has received from, or there has been published by, the Netherlands tax authorities a ruling, or since the issuance of the Notes, there has been a change in the applicable Netherlands tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for Netherlands tax purposes as a result of such Legal Defeasance and will be subject to Netherlands tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)          in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel from the United States and the Netherlands who is reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a)          in the case of U.S. counsel, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(b)          in the case of Dutch counsel, the Holders will not recognize income, gain or loss for Netherlands tax purposes as a result of such Covenant Defeasance and will be subject to Netherlands tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)          no Default (other than that resulting from borrowing funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)          such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to the discharge of such agreement or instrument and, in each case, the granting of Liens in connection therewith);

(6)          the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that (x) the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others and (y) that the Issuer is not an insolvent person under the Dutch Bankruptcy Act; and

(7)          the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05         Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06         Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07         Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Issuer makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01         Without Consent of Holders.

Notwithstanding the first paragraph of Section 9.02, the Issuer, any Guarantor (with respect to a Guarantee, if any, or this Indenture) and the Trustee (to the extent a party thereto) may amend or supplement this Indenture, the Notes and any related Guarantee, if any, without the consent of any Holder:

(1)          to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)          to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(3)          to comply with Section 5.01;

(4)          to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5)          to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;

(6)          to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7)          to provide for the issuance of Additional Notes or PIK Notes or otherwise make a PIK Payment in accordance with this Indenture;

(8)          to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9)          to add a Guarantor or a parent guarantor under this Indenture;

(10)        to conform the text of this Indenture, the Guarantees or the Notes to any provision of the “Description of notes” section of the Offering Memorandum to the extent that such provision in such “Description of notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or the Notes;

(11)        to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(12)        to secure the Notes and/or any related Guarantees;

(13)        to release any Guarantor from its Guarantee pursuant to this Indenture when permitted or required by this Indenture; and

(14)        in the event that PIK Notes are issued in certificated form, to make appropriate amendments to this Indenture to reflect an appropriate minimum denomination of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes.

Upon the request of the Issuer accompanied by a resolution of its Board authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuer and the Guarantors (to the extent applicable) in the execution of any amended and/or supplemental indenture, authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects their own rights, duties, liabilities or immunities under this Indenture or otherwise. The delivery of an Opinion of Counsel and an Officer’s Certificate shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of the applicable Supplemental Indenture.

Section 9.02         With Consent of Holders.

Except as provided below in this Section 9.02, the Issuer, any Guarantor (with respect to a Guarantee or this Indenture) and the Trustee may amend or supplement this Indenture, the Notes and any Guarantee with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, any Guarantee or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including Additional Notes, if any), in each case other than Notes beneficially owned by the Issuer or its Affiliates, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its Board authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects their own rights, duties and liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice to all Holders, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each affected Holder, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)          reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)          reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to Section 3.09, Section 4.10 and Section 4.14 to the extent that any such amendment or waiver does not have the effect of reducing the principal of or changing the fixed final maturity of any such Note or altering or waiving the provisions with respect to the redemption of such Notes);

(3)          reduce the rate of or change the time for payment of interest on any Note;

(4)          waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee that cannot be amended or modified without the consent of all Holders;

(5)          make any Note payable in money other than that stated therein;

(6)          make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7)          make any change in the amendment and waiver provisions set forth in this Section 9.02;

(8)          impair the right of any Holder to receive payment of principal of, or interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9)          make any change to or modify the ranking of the Notes or related Guarantees, if any, that would adversely affect the Holders; or

(10)        except as expressly permitted by this Indenture, modify the Guarantees, if any, of any Significant Subsidiary (or any group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary) in any manner adverse in any material respect to the Holders.

Section 9.03         Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.04         Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05         Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the Trustee determines that the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until the Board of the Issuer approves it. In executing any amendment, supplement or waiver to any Notes Document, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.02, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

ARTICLE 10

GUARANTEES

Section 10.01       Guarantee.

On the Issue Date, the Notes will not be guaranteed by any of the Issuer’s Subsidiaries. To the extent that any Restricted Subsidiary guarantees the Notes in the future pursuant Section 4.15, then such Guarantor, as primary obligor and not merely as surety, will jointly and severally with any other Guarantor irrevocably and unconditionally guarantee, subject to the limitations as set forth in the applicable Supplemental Indenture, to each Holder and to the Trustee and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee or hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay or perform the same immediately, subject to the limitations as set forth in the applicable Supplemental Indenture. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the other Notes Documents or the obligations of the Issuer hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and the other Notes Documents.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01, subject to the limitations set forth in the applicable Supplemental Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor, subject to the limitations as set forth in the Supplemental Indenture applicable to the Guarantee of any such non-paying Guarantor, so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02       Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or similar foreign law for the relief of debtors to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to an amount not to exceed the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03       Execution and Delivery.

The delivery of any Note by the Trustee, after (i) the authentication thereof hereunder and (ii) execution and delivery of the applicable Supplemental Indenture by the Guarantors and the Trustee, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.15, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 and this Article 10, to the extent applicable.

Section 10.04       Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 10.05       Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 10.06       Release of Guarantees.

A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuer or the Trustee is required for the release of such Guarantor’s Guarantee, upon:

(1)          (A) any sale, exchange, transfer or other disposition (by merger, amalgamation or otherwise) of (i) the Capital Stock of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Guarantor, in each case, if such sale, exchange, transfer or other disposition is made in compliance with this Indenture (including Article 5) (including amendments hereof);

(B)          the release or discharge of the guarantee by such Guarantor with respect to the guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement is still a release);

(C)          the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture;

(D)          the Issuer exercising its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or the Issuer’s obligations under this Indenture being discharged in accordance with the terms of this Indenture;

(E)           the merger, amalgamation or consolidation of any Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger, amalgamation or consolidation, or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or

(F)           pursuant to Article 9 of this Indenture; and

(2)          such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

Section 10.07          Certain Dutch Matters.

Notwithstanding anything herein to the contrary, any obligation, guarantee or undertaking granted or assumed by a Person incorporated under the laws of the Netherlands pursuant to this Indenture shall be deemed not to be undertaken or incurred by such Person to the extent that the same would constitute unlawful financial assistance within the meaning of 2.98(c) of the Dutch Civil Code (as amended) or any other applicable financial assistance rules under any relevant jurisdiction (the “Prohibition”) and the provisions of this Indenture and the other documents to be entered into in connection with Notes and the Guarantee shall be construed accordingly. For the avoidance of doubt it is expressly acknowledged that the relevant Persons incorporated under the laws of the Netherlands or the laws will continue to guarantee all such obligations which, if included, do not constitute a violation of the Prohibition.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01       Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:

(1)          all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)          (A)          all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as shall be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(B)          no Default (other than that resulting from borrowing funds to be applied to make such deposit or the grant of any Lien securing such borrowing or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to the discharge of such agreement or instrument and, in each case, the granting of Liens in connection therewith);

(C)          the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(D)          the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Issuer shall deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 11.01, the provisions of Section 11.02 and Section 3.05 shall survive.

Section 11.02       Application of Trust Money.

Subject to the provisions of Section 3.05, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01       Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and published, delivered in person or mailed by first-class mail (registered or certified, return receipt requested), electronic delivery (PDF format only), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

JLL/Delta Dutch Pledgeco B.V.
4615 Emperor Boulevard, Suite 300

Durham, NC 27703
Attention: General Counsel
Fax No.: (919) 474-2269

If to the Trustee:

The Bank of New York Mellon
101 Barclay Street, Floor 7 West

New York, NY 10286

Attn: Corporate Trust Administration – Corporate Finance Unit
Fax No.: (212) 815-5595

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: on the first date on which publication is made, if published; at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and notices given electronically will be deemed given when sent; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, the Issuer shall mail a copy to the Trustee and each Agent at the same time.

Notices to DTC will be deemed given in accordance with the applicable procedures of DTC.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuer or any Guarantor. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Issuer or any Guarantor; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer or any Guarantor as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Issuer and each Guarantor agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Issuer and each Guarantor shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Issuer or any Guarantor to the Trustee for the purposes of this Indenture.

Section 12.02       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

(a)          An Officer’s Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)          An Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03), stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that an Opinion of Counsel shall not be required in connection with the issuance of Notes or the entering into any of the Notes Documents on the Issue Date.

Section 12.03       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)          a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)          a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.04       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.05       No Personal Liability of Directors, Officers, Employees, Partners and Stockholders.

No director, officer, employee, incorporator, limited partner or stockholder of the Issuer or any Guarantor or any of their parent companies or entities shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.06       Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK without regards to conflict of laws provisions thereof.

Section 12.07       Waiver of Jury Trial.

THE ISSUER, EACH OF THE GUARANTORS, IF ANY, AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.08       Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

Section 12.09       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or the Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10       Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11       Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12       Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.13       Table of Contents, Headings.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14       Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

(a)          U.S. dollars are the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Notes, the Guarantees or this Indenture, including damages related thereto. Any amount received or recovered in a currency other than U.S. dollars by a Holder (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the U.S. dollars, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under the Notes, the Issuer shall indemnify such Holder against any loss sustained by it as a result as set forth in Section 12.14(b). In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 12.14, it will be sufficient for the Holder to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 12.14 constitute separate and independent obligations from other obligations of the Issuer and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes.

(b)          The Issuer and the Guarantors, if any, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Guarantees, if any, and this Indenture:

(1)          (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B)         If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(2)          In the event of the winding-up of the Issuer or any Guarantor at any time while any amount or damages owing under the Notes, the Guarantees, if any, or this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the applicable currency equivalent of the amount due or contingently due under the Notes, the Guarantees, if any, and this Indenture (other than under this subsection (b)(2)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(2), the final date for the filing of proofs of claim in the winding-up of the Issuer or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c)          The obligations contained in subsections (a), (b)(1)(B) and (b)(2) of this Section 12.14 shall constitute separate and independent obligations from the other obligations of the Issuer under this Indenture and of the Guarantors, if any, under this Indenture, shall give rise to separate and independent causes of action against the Issuer and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(2) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or any Guarantor or the liquidator or otherwise or any of them. In the case of subsection (b)(2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d)          The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(1) and (b)(2) above and includes any premiums and costs of exchange payable.

Section 12.15       Agent for Service; Submission to Jurisdiction; Waiver of Immunity.

(a)          By the execution and delivery of this Indenture, the Issuer (A) acknowledges that it has, by separate written instrument, designated and appointed Patheon Pharmaceuticals Services Inc., 4615 Emperor Boulevard, Suite 300, Durham NC 27703, Attn: Legal Department (together with any successor, the “Agent for Service”), as its authorized agent upon which process may be served in any suit or proceeding based on or arising out of this Indenture or the Notes, that may be instituted in any U.S. federal or state court in the State of New York located in New York City, or brought under U.S. federal or state securities laws, and acknowledge that the Agent for Service has accepted such designation, (B) submits for itself and its property to the non exclusive jurisdiction of any such court in any such suit or proceeding, (C) consents that any such proceeding may be brought in any such court and waives trial by jury and any objection that it may now or hereafter have to the venue of any such proceeding in any such court or that such proceeding was brought in any inconvenient court and agrees not to plead or claim the same, (D) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to such Persons in accordance with Section 12.01 shall be deemed in every respect effective service of process upon such Persons in any such suit or proceeding and (E) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b)          To the extent that the Issuer may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to or arising out of this Indenture, to claim for itself or its revenues, assets or properties immunity (whether by reason of sovereignty or otherwise) from suit, from the jurisdiction of any court (including but not limited to any court of the United States of America or the State of New York), from attachment prior to judgment, from set-off, from execution of a judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Person hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the extent permitted by law.

Section 12.16       U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request as required in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signatures on following page]

Very truly yours,

JLL/Delta Dutch Pledgeco B.V.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Indenture]

The Bank of New York Mellon,
as Trustee

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Original Issue Discount Legend, if applicable pursuant to the provisions of the Indenture]

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CUSIP [                      ]
ISIN [                      ]1

[RULE 144A][REGULATION S][GLOBAL] NOTE
representing up to
$[______________]
8.75%/9.50% Senior PIK Toggle Notes due 2020

No. ___	[$______________]

JLL/Delta Dutch Pledgeco B.V.

promises to pay to CEDE & CO. or registered assigns, the principal sum [of _______________________ United States Dollars] [or such different amount set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]2 on May 1, 2020.

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

[1]	Rule 144A Note CUSIP: 46621G AA4 Rule 144A Note ISIN: US46621GAA40 Regulation S Note CUSIP: N47343 AA1 Regulation S Note ISIN: USN47343AA11
[2]	Include if a Global Note

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IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated: [                    ]

JLL/Delta Dutch Pledgeco B.V.

By:
Name:
Title:

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This is one of the Notes referred to in the within-mentioned Indenture:

The Bank of New York Mellon, as Trustee
Dated: [ ]
By:
Authorized Signatory

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[Back of Note]

8.75%/9.50% Senior PIK Toggle Notes due 2020

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            INTEREST. JLL/Delta Dutch Pledgeco B.V., a private company with limited liability organized under the laws of the Netherlands, and having its corporate seat in Amsterdam, the Netherlands, promises to pay interest on the principal amount of this Note at 8.75% per annum with respect to Cash Interest (as defined below) and 9.50% per annum with respect to any PIK Interest from May 6, 2015 (or the most recent Interest Payment Date) until maturity. The Issuer will pay interest semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be November 1, 2015. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. All Notes issued pursuant to a PIK Payment will mature on May 1, 2020 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Note.

2.            METHOD OF PAYMENT.

(a)          The Issuer will pay interest on the Notes, if any, to the Persons who are registered Holders at the close of business on the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Except as provided in the immediately succeeding sentence and the definition of “Applicable Amount” below, interest on the Notes shall be payable entirely in cash (such interest, “Cash Interest”) on the then outstanding principal amount of the Notes. For any Interest Period (as defined below) after the initial Interest Period, if the Applicable Amount (as defined below) as determined on the Determination Date (as defined below) for such Interest Period shall:

(i)           equal or exceed 75%, but be less than 100%, of the aggregate amount of Cash Interest that would otherwise be due on the relevant Interest Payment Date, then the Issuer may, at its option, elect to pay interest on (a) up to 25% of the then outstanding principal amount of the Notes by increasing the principal amount of the outstanding Notes or by issuing PIK Notes and (b) the remaining then outstanding principal amount of the Notes in cash;

(ii)          equal or exceed 50%, but be less than 75%, of the aggregate amount of Cash Interest that would otherwise be due on the relevant Interest Payment Date, then the Issuer may, at its option, elect to pay interest on (a) up to 50% of the then outstanding principal amount of the Notes by increasing the principal amount of the outstanding Notes or by issuing PIK Notes and (b) the remaining then outstanding principal amount of the Notes in cash;

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(iii)       equal or exceed 25%, but be less than 50%, of the aggregate amount of Cash Interest that would otherwise be due on the relevant Interest Payment Date, then the Issuer may, at its option, elect to pay interest on (a) up to 75% of the then outstanding principal amount of the Notes by increasing the principal amount of the outstanding Notes or by issuing PIK Notes and (b) the remaining then outstanding principal amount of the Notes in cash; or

(iv)        be less than 25% of the aggregate amount of Cash Interest that would otherwise be due on the relevant Interest Payment Date, then the Issuer may, at its option, elect to pay interest on (a) up to 100% of the then outstanding principal amount of the Notes by increasing the principal amount of the then outstanding Notes or by issuing PIK Notes and (b) the remaining then outstanding principal amount of the Notes in cash.

(b)          The insufficiency or lack of funds available to the Issuer to pay Cash Interest as required by the preceding paragraph shall not permit the Issuer to pay PIK Interest (including Partial PIK Interest) in respect of any Interest Period and the sole right of the Issuer to elect to pay PIK Interest shall be as (and to the extent) provided in the immediately preceding paragraph.

(c)          As used herein,

(i)           “Applicable Amount” shall be the amount equal to the sum (without duplication) of (i) (a) the maximum amount of all dividends and distributions which, as of the applicable Determination Date, would be permitted to be paid in cash to the Issuer (in a manner that does not restrict the use of such cash for paying Cash Interest) by all direct and indirect Restricted Subsidiaries after giving effect to all corporate, shareholder or other comparable actions required in order to make such payment, requirements of applicable law and all restrictions on the ability to make such dividends or distributions which are otherwise permitted by the covenant described under Section 4.08 of the Indenture (including, without limitation, any restrictions and limitations in the Credit Agreement, any Indebtedness existing on the Issue Date and any agreement that amends, modifies, renews, increases, supplements, refunds, replaces or refinances such Indebtedness); provided that for purposes of this clause (i)(a), if any agreement by which any Restricted Subsidiary is bound allows for distribution of that portion of “excess cash flow” (or similar term as defined in any such agreement) for any period that is not required to be mandatorily applied to prepay indebtedness pursuant to an “excess cash flow sweep” under such agreement, then the amount of such distributable “excess cash flow” for such period that is not required to repay such indebtedness shall be deemed to be zero until the date that the amount of such required prepayment is definitively determined by the Issuer, net of all taxes attributable solely to such dividend or distribution, if any, and, in each case, without regard to whether any such Restricted Subsidiary shall have any funds available to make any such dividends or distributions less (b) $10,000,000 (which amount pursuant to this clause (i) shall in no event be less than $0) and (ii) (a) all cash and Cash Equivalents on hand at the Issuer as of such Determination Date (other than any cash and Cash Equivalents on hand at the Issuer which have been distributed to the Issuer and the distribution of which is conditioned upon such cash and Cash Equivalents being utilized for a purpose other than paying Cash Interest (including, without limitation, amounts permitted to be distributed to the Issuer solely for the purpose of paying taxes attributable to the Issuer’s consolidated Subsidiaries) as the result of restrictions on the ability to make such dividends or distributions; provided such restrictions are otherwise permitted by the covenant described under Section 4.08 of the Indenture (including, without limitation, any restrictions and limitations in the Credit Agreement, Indebtedness existing on the Issue Date and any agreement that amends, modifies, renews, increases, supplements, refunds, replaces or refinances such Indebtedness)) less (b) $5,000,000 (which amount pursuant to this clause (ii) shall in no event be less than $0); provided that (x) there shall be excluded from this clause (ii) any net proceeds from the Notes issued on the Issue Date pending the final application of such proceeds as described in the “Use of proceeds” section in the Offering Memorandum and (y) there shall be excluded from this clause (ii) any cash and Cash Equivalents on hand to be used for payment of Cash Interest on the Interest Payment Date next succeeding such Determination Date.

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To the extent that interest on the Notes with respect to an Interest Period will not be paid entirely in cash, the Applicable Amount shall be calculated by the Issuer and shall be set forth in an Officers’ Certificate delivered to the Trustee prior to the first day of the relevant Interest Period in which it is to be applied, which Officers’ Certificate shall set forth in reasonable detail the Issuer’s determination of each component of this definition and in the case of clause (i)(a) identifying in reasonable detail the applicable restriction(s) and the maximum amount of funds which may be paid after giving effect to such restriction. To the extent the Issuer is required pursuant to the third preceding paragraph and the definition of Applicable Amount to pay Cash Interest for all or any portion of the interest due on any Interest Payment Date, the Issuer shall and shall cause each of its Restricted Subsidiaries to take all such shareholder, corporate and other actions necessary or appropriate to permit the making of any such dividends or distributions;

(ii)          “Determination Date” shall mean, with respect to each Interest Period, the fifteenth calendar day immediately prior to the first day of the relevant Interest Period; and

(iii)        “Interest Period” shall mean the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include November 1, 2015 (the Interest Payment Date for any Interest Period shall be the Interest Payment Date occurring on the day immediately following the last day of such Interest Period).

(d)          In the event that the Issuer shall determine to pay PIK Interest (including Partial PIK Interest) for any Interest Period, then the Issuer shall deliver a notice to the Trustee following the Determination Date but prior to the first day of the relevant Interest Period, which notice shall state the total amount of interest to be paid on such Interest Payment Date and the amount of such interest to be paid as PIK Interest or Partial PIK Interest, as the case may be. The Trustee shall promptly deliver a corresponding notice to the Holders. Interest for the first Interest Period commencing on the Issue Date shall be payable entirely in cash.

(e)          Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption or repurchase of Notes as described under Section 3.07 of the Indenture or in connection with any repurchase of Notes as described under Section 4.10 and Section 4.14 of the Indenture shall be made solely in cash.

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(f)          Principal of, premium, if any, and Cash Interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of Cash Interest may be made through the Paying Agent by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and Cash Interest with respect to the Notes represented by one or more Global Notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made through the paying agent by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose. Any PIK Interest (including Partial PIK Interest) on the Notes will be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest for the applicable Interest Period (rounded down to the nearest whole dollar) and (y) with respect to Notes represented by certificated Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable Interest Period (rounded down to the nearest whole dollar), and the Trustee will, at the request of the Issuer, authenticate and deliver such PIK Notes in certificated form for original issuance to the holders on the relevant Regular Record Date, as shown by the records of the register of holders. In the event that the Issuer is entitled to and elects to pay Partial PIK Interest for any Interest Period, each holder will be entitled to receive Cash Interest in respect of the applicable percentage of the principal amount of the Notes held by such holder on the relevant Regular Record Date and PIK Interest in respect of the remaining percentage of the principal amount of the Notes held by such holder on the relevant Regular Record Date. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All Notes issued pursuant to a PIK Payment will mature on May 1, 2020 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Note.

3.          PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without prior written notice to the Holders. The Issuer or any of the Issuer’s Subsidiaries may act in as paying agent or registrar.

4.          INDENTURE. The Issuer issued the Notes under an Indenture, dated as of May 6, 2015 (the “Indenture”), among JLL/Delta Dutch Pledgeco B.V. and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 8.75%/9.50% Senior PIK Toggle Notes due 2020. The Issuer may issue Additional Notes pursuant to Sections 2.01 and 2.15 of the Indenture, so long as the incurrence thereof is permitted by Section 4.09 of the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.          OPTIONAL REDEMPTION.

(a)          Except as set forth below under clauses 5(b), 5(d), 7, 8 and 10 hereof, the Notes will not be redeemable at the Issuer’s option before May 1, 2016.

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(b)          At any time prior to May 1, 2016, the Issuer may redeem all or a part of the Notes, upon notice as described under Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (any applicable date of redemption hereunder, the “Redemption Date”), subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c)          On and after May 1, 2016, the Issuer may redeem the Notes, in whole or in part, upon notice as described under Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the 12-month period beginning on May 1 of each of the years indicated below:

Year	Percentage
2016	102.000%
2017	101.000%
2018 and thereafter	100.000%

(d)          In addition, until May 1, 2016, the Issuer may, at its option, upon notice as described under Section 3.03 of the Indenture, on one or more occasions, redeem, at a redemption price equal to 102.000% of the aggregate principal amount thereof, (i) all or any portion of the Notes (including any PIK Notes and Additional Notes) issued under this Indenture in connection with an Equity Offering where at least $400,000,000 of gross primary proceeds are raised by the Issuer or any Parent Entity, the net primary proceeds of which are received by or contributed to the Issuer or (ii) all or any portion of the Notes (including any PIK Notes and Additional Notes) with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer, in each case, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, provided that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

(e)          Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Indenture.

6.          MANDATORY REDEMPTION. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7.          [reserved]

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8.           REDEMPTION FOR TAXATIONS REASONS

(a)          The Issuer may, at its option, redeem all (but not less than all) of the Notes then outstanding, in each case at 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), and all Additional Amounts, if any, then due and which shall become due on the applicable Redemption Date as a result of the redemption or otherwise, if the Issuer reasonably determines in good faith that, as a result of:

(i)          any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction, which change or amendment is publicly announced and becomes effective after the Issue Date (or, if the Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, after such later date); or

(ii)         any change in, or amendment to, the official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction, which change or amendment is publicly announced and becomes effective after the Issue Date (or, if the Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, after such later date) (each of the foregoing in clauses (i) and (ii), a “Change in Tax Law”), the Issuer is, or on the next interest payment date in respect of the Notes would be, required to pay any Additional Amounts, and such obligation to pay Additional Amounts cannot be avoided by taking reasonable measures available to the Issuer (including, for the avoidance of doubt, the appointment of a new paying agent where this would be reasonable but not including assignment of the obligation to make payment with respect to the Notes). Notice shall be given in accordance with the procedures described under Section 3.03 of the Indenture. Notwithstanding the foregoing, no such notice of redemption as a result of a Change in Tax Law will be given (a) earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay Additional Amounts as a result of a Change in Tax Law and (b) unless, at the time such notice given, such obligation to pay such Additional Amounts remains in effect.

(b)          Prior to any redemption of Notes pursuant to the preceding paragraph, the Issuer shall deliver to the Trustee (i) an Officer’s Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of redemption have occurred, and (ii) an opinion of independent tax counsel who is reasonably acceptable to the Trustee to the effect that a Change in Tax Law has occurred that would entitle the Issuer to redeem the Notes. The Trustee will accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

(c)          The foregoing provisions will apply mutatis mutandis to any successor of the Issuer.

9.           NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be electronically delivered or mailed by first-class mail, postage prepaid, at least 15 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed more than 60 days prior to the Redemption Date if the notice is issued in connection with Section 3.07(d), Article 8 or Article 11 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 (or if a PIK Payment has been made, $1.00 and any integral multiple of $1.00 in excess thereof), unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

A-10

10.          OFFERS TO REPURCHASE.

(a)          Upon the occurrence of a Change of Control, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof, or if a PIK Payment has been made, $1.00 and any integral multiple of $1.00 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture. If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third-party shall have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days have elapsed since such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to the Redemption Date.

(b)          If the Issuer or any of its Restricted Subsidiaries consummates an Asset Sale, within ten Business Days of each date that Excess Proceeds exceed $25,000,000, the Issuer shall make an Asset Sale Offer to all holders of the Notes, and, if required or permitted by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness, to purchase the maximum aggregate principal amount (or accreted value, as applicable) of the Notes and such Pari Passu Indebtedness, with respect to the Notes only, that is equal to $1,000 or an integral multiple of $1,000 in excess thereof (or if a PIK Payment has been made, $1.00 and any integral multiple of $1.00 in excess thereof), that may be purchased out of the Excess Proceeds at an offer price, with respect to the Notes only, in cash in an amount equal to 100% of the principal amount thereof (or accreted value, as applicable), plus accrued and unpaid interest, if any, to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture and, if applicable, the other documents governing the applicable Pari Passu Indebtedness. To the extent that the aggregate principal amount (or accreted value, as applicable) of Notes and, if applicable, Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Issuer may use any remaining Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) in any manner not prohibited by the Indenture. If the aggregate principal amount (or accreted value, as applicable) of Notes or the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Trustee shall select the Notes and the Issuer or the representative of such Pari Passu Indebtedness shall select such Pari Passu Indebtedness to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered; provided that no Notes of $2,000 or less shall be repurchased in part (or if a PIK Payment has been made, no Notes of $1.00 or less shall be redeemed or repurchased in part). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero, and in the case of an Advance Offer, the amount of Net Proceeds the Issuer is offering to apply in such Advance Offer shall be excluded in subsequent calculations of Excess Proceeds.

A-11

11.          DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (or if a PIK Payment has been made, $1.00 and any integral multiple of $1.00 in excess thereof). The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed.

Notwithstanding anything to the contrary contained in the Indenture, a Holder may not transfer a Restricted Definitive Note or Restricted Global Note in reliance on Rule 144 (or any successor provision) under the Securities Act, unless such Holder is an Initial Purchaser.

12.          PERSONS DEEMED OWNERS. The registered Holder may be treated as its owner for all purposes.

13.          AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

14.          DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees, if any, except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if and so long as it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, if any, or premium that has become due solely because of the acceleration) have been cured or waived. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

15.          GUARANTEE. On the Issue Date, the Notes will not be guaranteed by any of the Issuer’s Subsidiaries. To the extent that any Restricted Subsidiary guarantees the Notes in the future pursuant Section 4.15 of the Indenture, then such Guarantor, as primary obligor and not merely as surety, will jointly and severally with any other Guarantor irrevocably and unconditionally Guarantee, subject to the limitations set forth in the applicable Supplemental Indenture, jointly and severally; the full and punctual payment of the principal, premium, if any, and interest on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture on a senior unsecured basis, subject to the limitations described in such Supplemental Indenture.

A-12

16.          AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

17.          GOVERNING LAW. THE INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK without regards to conflict of laws provisions thereof.

18.          COUNTERPARTS. This Note may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one binding Note.

19.          CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

JLL/Delta Dutch Pledgeco B.V.
4615 Emperor Boulevard, Suite 300

Durham, NC 27703
Attention: General Counsel
Fax No.: (919) 474-2269

A-13

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-14

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

[   ] Section 4.10          [   ] Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-15

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange/PIK Issuance	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

*	This schedule should be included only if the Note is issued in global form.

A-16

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

JLL/Delta Dutch Pledgeco B.V.
4615 Emperor Boulevard, Suite 300

Durham, NC 27703
Attention: General Counsel
Fax No.: (919) 474-2269

The Bank of New York Mellon

101 Barclay Street, Floor 7 West

New York, NY 10286

Attention: Corporate Trust Administration – Corporate Finance Unit
Fax No.: (212) 815-5595

Re:       8.75%/9.50% Senior PIK Toggle Notes due 2020

Reference is hereby made to the Indenture, dated as of May 6, 2015 (the “Indenture”), among JLL/Delta Dutch Pledgeco B.V. and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.          [   ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.          [   ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

B-1

3.           [   ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)          [reserved];

or

(b)          [   ] such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)          [   ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act.

4.           [   ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)          [   ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)          [   ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

B-2

Notwithstanding anything to the contrary contained in the Indenture, a Holder may not transfer a Restricted Definitive Note or Restricted Global Note in reliance on Rule 144 (or any successor provision) under the Securities Act, unless such Holder is an Initial Purchaser.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

B-3

ANNEX A TO CERTIFICATE OF TRANSFER

1.           The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)          [   ] a beneficial interest in the:

(i)          [   ] 144A Global Note (CUSIP 46621G AA4), or

(ii)         [   ] Regulation S Global Note (CUSIP N47343 AA1), or

(b)          [   ] a Restricted Definitive Note.

2.           After the Transfer the Transferee will hold:

[CHECK ONE]

(a)          [   ] a beneficial interest in the:

(i)           [   ] 144A Global Note (CUSIP 46621G AA4), or

(ii)          [   ] Regulation S Global Note (CUSIP N47343 AA1), or

(iii)         [   ] Unrestricted Global Note (CUSIP [   ]); or

(b)          [   ] a Restricted Definitive Note; or

(c)          [   ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

Annex A-1

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

JLL/Delta Dutch Pledgeco B.V.
4615 Emperor Boulevard, Suite 300

Durham, NC 27703
Attention: General Counsel
Fax No.: (919) 474-2269

The Bank of New York Mellon

101 Barclay Street, Floor 7 West

New York, NY 10286

Attention: Corporate Trust Administration – Corporate Finance Unit
Fax No.: (212) 815-5595

Re:       8.75%/9.50% Senior PIK Toggle Notes due 2020

Reference is hereby made to the Indenture, dated as of May 6, 2015 (the “Indenture”), among JLL/Delta Dutch Pledgeco B.V. and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1)          EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a)          [   ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”) (other than Rule 144), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b)          [   ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act (other than Rule 144), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

c)          [   ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act (other than Rule 144), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d)          [   ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act (other than Rule 144), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2)          EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a)          [   ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b)          [   ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [   ] 144A Global Note [   ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

C-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-3

EXHIBIT D-1

[FORM OF GENERAL GUARANTOR SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY GUARANTORS THAT ARE NOT AUSTRIAN GUARANTORS]3

Supplemental Indenture (this “Supplemental Indenture”), dated as of __________, among __________________ (collectively, the “Guaranteeing Subsidiaries”), [each] a subsidiary of JLL/Delta Dutch Pledgeco B.V., a private limited liability company organized under the laws of the Netherlands, as Issuer (under the Indenture referred to below), and The Bank of New York Mellon, as trustee (under the Indenture referred to below) (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 6, 2015, providing for the issuance of an unlimited aggregate principal amount of 8.75%/9.50% Senior PIK Toggle Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee, subject to certain limitations relating to local law, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and Guaranteeing Subsidiaries are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)          Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)          Guarantee. Each Guaranteeing Subsidiary hereby becomes a Guarantor under the Indenture and is bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof. [To be modified as appropriate to reflect limitations pursuant to Section 4.15 of the Indenture.]

(3)          Execution and Delivery.

(a)          To evidence its Guarantee set forth in Section 10.01 of the Indenture, each Guaranteeing Subsidiary hereby agrees that this Supplemental Indenture shall be executed on behalf of such Guaranteeing Subsidiary by its President, Secretary, Assistant Secretary, one of its Vice Presidents or one of its Assistant Vice Presidents or by its legal representatives in accordance with applicable local law[, or in the case of a Guarantor organized or formed under the laws of the Netherlands, any director, or any attorney in fact duly authorized in writing, or in the case of a Guarantor organized or formed under the laws of the Cayman Islands, if a company, an authorized Officer or, if a partnership, an authorized Officer of its general partner, or in the case of any Guarantor incorporated under the laws of England and Wales, any director, authorized signatory or any attorney duly authorized in writing.] [To be modified as appropriate for the relevant Guarantor.]

[3]	Subject to review and comment by foreign counsel.

D1-1

(b)          If an Officer whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

(c)          The Guaranteeing Subsidiaries agree that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4)          Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICT OF LAWS PROVISIONS THEREOF.

(5)          Agent for Service; Submission to Jurisdiction; Waiver of Immunity.

(a)          By the execution and delivery of this Supplemental Indenture, the Guaranteeing Subsidiaries that are not incorporated or otherwise organized under the laws of any State (including the District of Columbia and the Commonwealth of Puerto Rico) of the United States (A) acknowledge that they have, by separate written instrument, designated and appointed Patheon Pharmaceuticals Inc., 4615 Emperor Boulevard, Suite 300, Durham NC 27703, Attn: Legal Department (together with any successor, the “Agent for Service”), as their authorized agent upon which process may be served in any suit or proceeding based on or arising out of this Supplemental Indenture, that may be instituted in any U.S. federal or state court in the State of New York, or brought under U.S. federal or state securities laws, and acknowledge that the Agent for Service has accepted such designation, (B) submit for themselves and their property to the non exclusive jurisdiction of any such court in any such suit or proceeding, (C) consent that any such proceeding may be brought in any such court and waives trial by jury and any objection that any of them may now or hereafter have to the venue of any such proceeding in any such court or that such proceeding was brought in any inconvenient court and agrees not to plead or claim the same, (D) agree that service of process upon the Agent for Service (or any successor) and written notice of said service to such Persons in accordance with Section 12.01 of the Indenture shall be deemed in every respect effective service of process upon such Persons in any such suit or proceeding and (E) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b)          To the extent that the Guaranteeing Subsidiaries may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to or arising out of this Supplemental Indenture, to claim for itself or its revenues, assets or properties immunity (whether by reason of sovereignty or otherwise) from suit, from the jurisdiction of any court (including but not limited to any court of the United States of America or the State of New York), from attachment prior to judgment, from set-off, from execution of a judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Person hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the extent permitted by law.

(6)          Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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(7)          Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)           The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Guaranteeing Subsidiaries, and the Trustee assumes no responsibility for their correctness.

(9)           Subrogation. The Guaranteeing Subsidiaries shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by the Guaranteeing Subsidiaries pursuant to the provisions of Section 10.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, no Guaranteeing Subsidiaries shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.

(10)         Successors. All agreements of each of the Guaranteeing Subsidiaries in this Supplemental Indenture shall bind its Successor Guarantor, except as otherwise provided in the seventh paragraph under Section 10.01 of the Indenture or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARIES], as a Guaranteeing Subsidiary

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

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EXHIBIT D-2

WARNING

the taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a PDF scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a PDF scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY THE AUSTRIAN GUARANTORS ]

Supplemental Indenture (this “Supplemental Indenture”), dated as of [__], among [Austrian Guarantors] (collectively, the “Austrian Guarantors”), [each] a subsidiary of JLL/Delta Dutch Pledgeco B.V., a private limited liability company organized under the laws of the Netherlands, as Issuer (under the Indenture referred to below), and The Bank of New York Mellon, as trustee (under the Indenture referred to below) (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 6, 2015, providing for the issuance of an unlimited aggregate principal amount of 8.75%/9.50% Senior PIK Toggle Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Austrian Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Austrian Guarantors shall unconditionally guarantee, subject to the limitations as set out herein, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Limited Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Austrian Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)           Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)           Guarantee.

(a)           Each Austrian Guarantor hereby becomes a Limited Guarantor under the Indenture and is bound by the terms of the Indenture applicable to the Limited Guarantors, including Article 10 thereof, subject to the limitations as set out herein.

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(b)           Nothing in the Limited Guarantee, the Indenture and/or the Supplemental Indenture shall be construed to create any obligation of the Austrian Guarantors to act in violation of mandatory Austrian capital maintenance rules (Kapitalerhaltungsvorschriften) including, without limitation, § 82 et seq. of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung - “GmbHG”) and § 52 et seq. of the Austrian Act on Joint Stock Companies (Aktiengesetz - “AktG”) (the “Austrian Capital Maintenance Rules”), and any and all obligations of the Austrian Guarantors under their Limited Guarantee, the Indenture and/or the Supplemental Indenture shall be limited in accordance with Austrian Capital Maintenance Rules. If and to the extent that payment obligations of the Austrian Guarantors under the Limited Guarantee, the Indenture and/or the Supplemental Indenture would violate any Austrian Capital Maintenance Rules, such payment obligation shall at all times be limited to the maximum amount permitted to be paid in accordance with such rules and shall (as per the current understanding of the Austrian Capital Maintenance Rules) not exceed

(i)            the Austrian Guarantor’s balance sheet profit (including retained earnings) ((Bilanzgewinn) as defined in § 224 (3) lit A no. IV of the Austrian Enterprise Code (Unternehmensgesetzbuch – UGB) as calculated by reference to the most recent audited and approved (festgestellt within the Austrian law meaning of that term) financial statements of the Austrian Guarantor) then available for distribution at the time or times payment under or pursuant to the Limited Guarantee is requested, plus

(ii)           any other amounts which are freely available or can be converted into amounts freely available for distribution to the shareholder(s) under the GmbHG or the AktG (as the case may be) and the UGB (such as, for instance, unrestricted reserves (freie Rücklagen within the Austrian law meaning of that term)) at the time or times payment under or pursuant to the Limited Guarantee is requested from the Austrian Guarantor to the extent these have been made available by passing the necessary corporate resolutions and taking other steps required by law for distribution at the relevant point in time in accordance with Austrian law, plus

(iii)          to the extent applicable, amounts payable by the Austrian Guarantor and/ or its subsidiaries from bond proceeds which were on-lent to the Austrian Guarantor and/ or its subsidiaries by the Issuer, to the extent owed by the Austrian Guarantor and/ or its subsidiaries to the Issuer at the relevant point in time, plus

(iv)          to the extent applicable, the amount of any indebtedness capable of being discharged by way of setting-off that Austrian Guarantor’s re-course claim following an enforcement of this Supplemental Indenture against any indebtedness owed by that Austrian Guarantor to the Issuer, to the extent such set-off is enforceable and permitted under the Limited Guarantee at the time of payment under or pursuant to the Limited Guarantee.

(c)            Each Austrian Guarantor hereby agrees that it is liable for, as primary obligor and not as surety (Bürge) and not as joint debtor (Mitschuldner), under the Limited Guarantee and undertakes to pay the amounts demanded under or pursuant to its Limited Guarantee unconditionally, irrevocably, upon first demand and without raising any defenses or objections, set-off or counterclaim and without verification of the legal ground (unbedingt, unwiderruflich, auf erstes Anfordern, unter Verzicht auf alle Einwendungen oder Einreden, ohne Aufrechnung oder die Geltendmachung von Gegenforderungen und ohne Prüfung des Rechtsgrunds) within the Austrian law meaning of these terms. The Limited Guarantee is an abstract guarantee (abstrakter Garantievertrag).

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(3)          Execution and Delivery.

(a)          To evidence its Guarantee set forth in Section 10.01 of the Indenture, each Austrian Guarantor hereby agrees that this Supplemental Indenture shall be executed on behalf of such Austrian Guarantor by its legal representatives in accordance with Austrian law or any attorney duly authorized in writing.

(b)          If an Officer whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

(c)          The Austrian Guarantors agree that the Limited Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Limited Guarantee on the Notes.

(4)          Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICT OF LAWS PROVISIONS THEREOF.

(5)          Agent for Service; Submission to Jurisdiction; Waiver of Immunity.

(a)          By the execution and delivery of this Supplemental Indenture, the Austrian Guarantors (A) acknowledge that they have, by separate written instrument, designated and appointed Patheon Pharmaceuticals Inc., 4615 Emperor Boulevard, Suite 300, Durham NC 27703, Attn: Legal Department (together with any successor, the “Agent for Service”), as their authorized agent upon which process may be served in any suit or proceeding based on or arising out of this Supplemental Indenture, that may be instituted in any U.S. federal or state court in the State of New York, or brought under U.S. federal or state securities laws, and acknowledge that the Agent for Service has accepted such designation, (B) submit for themselves and their property to the non exclusive jurisdiction of any such court in any such suit or proceeding, (C) consent that any such proceeding may be brought in any such court and waives trial by jury and any objection that any of them may now or hereafter have to the venue of any such proceeding in any such court or that such proceeding was brought in any inconvenient court and agrees not to plead or claim the same, (D) agree that service of process upon the Agent for Service (or any successor) and written notice of said service to such Persons in accordance with Section 12.01 of the Indenture shall be deemed in every respect effective service of process upon such Persons in any such suit or proceeding and (E) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b)          To the extent that the Austrian Guarantors may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to or arising out of this Supplemental Indenture, to claim for itself or its revenues, assets or properties immunity (whether by reason of sovereignty or otherwise) from suit, from the jurisdiction of any court (including but not limited to any court of the United States of America or the State of New York), from attachment prior to judgment, from set-off, from execution of a judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Person hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the extent permitted by law.

(6)          Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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(7)          Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)          The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Austrian Guarantors~~.~~, and the Trustee assumes no responsibility for their correctness.

(9)          Subrogation. The Austrian Guarantors shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by the Austrian Guarantors pursuant to the provisions of Section 10.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, no Austrian Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.

(10)        Successors. All agreements of each of the Austrian Guarantors in this Supplemental Indenture shall bind its Successor Guarantor, except as otherwise provided in the seventh paragraph under Section 10.01 of the Indenture or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

(11)        Place of Performance. The parties hereto agree that the exclusive place of performance (Erfüllungsort) for all rights and obligations under this Supplemental Indenture and any transaction contemplated thereunder shall be at the seat of the Trustee, or any other place reasonably designated by the Trustee but in any case a place outside the Republic of Austria.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[Austrian Guarantors], as an Austrian Guarantor

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

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